EXECUTION

SALE AND SERVICING

AGREEMENT

among

GEHL RECEIVABLES LLC, as Seller,

GEHL FUNDING LLC, as
Purchaser,

GEHL COMPANY, as

Servicer and Originator,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Trustee,

and

SYSTEMS AND SERVICES TECHNOLOGIES, INC.,
as Backup Servicer and Custodian

Dated as of
February 24, 2005

i

TABLE OF CONTENTS
(continued)

ANNEXES
Annex A	-	Defined Terms
SCHEDULES
Schedule A	-	Schedule of Receivables
Schedule B	-	Location for Delivery of Receivable Files
Schedule C	-	Agreed Upon Procedures
EXHIBITS
Exhibit A	-	Form of Custodial Receipt
Exhibit B	-	Form of Release Request
Exhibit C	-	Form of Assignment
Exhibit D	-	Form of Addition Notice
Exhibit E	-	Forms of Contracts
Exhibit F	-	Forms of Dealer Agreements
Exhibit G	-	Form of Servicer's Certificate

        SALE AND SERVICING AGREEMENT (this “Agreement”) dated as of February 24, 2005, among GEHL FUNDING LLC, a Delaware limited liability company (the “Purchaser”), GEHL RECEIVABLES LLC, a Delaware limited liability company (the “Seller”), GEHL COMPANY, a Wisconsin corporation (as the “Originator” and the “Servicer”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”), and SYSTEMS AND SERVICES TECHNOLOGIES, INC., a Delaware company (the “Backup Servicer” and “Custodian”).

        WHEREAS, the Purchaser desires to purchase, from time to time from the Seller, receivables arising in connection with equipment installment sale contracts acquired by the Seller from the Originator pursuant to that certain Purchase and Sale Agreement, dated as of February 24, 2005 between the Originator and the Seller;

        WHEREAS, the Purchaser intends to finance such purchases by issuing the Note, secured by the Receivables and the Other Conveyed Property, pursuant to the Indenture (as defined below);

        WHEREAS, the Seller is willing to sell such Receivables and the Other Conveyed Property to the Purchaser from time to time; and

        WHEREAS, the Servicer is willing to service all such Receivables.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1.     Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement, shall have the meanings set forth in Annex A attached hereto. In the event of any conflict or inconsistency between any of the terms defined herein and the definitions set forth in Annex A, the definitions set forth in Annex A shall control.

        Section 1.2.     Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule, Exhibit and Annex references contained in this Agreement are references to Sections, Schedules, Exhibits and Annexes in or to this Agreement.

(e) Unless otherwise specified, the term “including” shall mean “including without limitation.”

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(g) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

(h) Except as otherwise specified herein, any action hereunder or under the Notes or any other Basic Documents requiring the consent, approval or acceptance of, or any direction by, the Noteholders shall require consent or direction, as applicable, of the Holder(s) of at least a majority of the Outstanding Amount of the Notes (collectively, the “Majority Noteholder”).

        Section 1.3.     Calculations. Other than as expressly set forth herein or in any of the other Basic Documents, all calculations of the amount of the Servicing Fee, Backup Servicing Fee and the Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of the Unused Facility Fee and the Noteholder’s Monthly Interest Distributable Amount shall be made on the basis of the actual number of days in the Accrual Period and 360 days in the calendar year. All references to the Principal Balance of a Receivable as of the last day of an Accrual Period shall refer to the close of business on such day.

        Section 1.4.     Material Adverse Effect. Whenever a determination is to be made under any of the Basic Documents whether (i) any act or failure to act (including, without limitation, any breach or failure of a representation, warranty or covenant) by the Servicer under any Basic Document has, or could reasonably be expected to have, a material adverse effect (or any similar or analogous determination), such determination shall be made by the Majority Noteholder with reference to whether the act or failure to act results in a “Material Adverse Change”; and (ii) any act or failure to act (including, without limitation, any breach or failure of a representation, warranty or covenant) by any party (other than the Servicer) under any Basic Document has, or could reasonably be expected to have, a material adverse effect (or any similar or analogous determination) with respect to the Receivables, the Other Conveyed Property, the Collateral, or the Note, as applicable, such determination shall be made by the Majority Noteholder in its reasonable discretion.

ARTICLE II

CONVEYANCE OF RECEIVABLES

        Section 2.1.     Conveyance of Receivables.

(a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in the Schedule of Receivables from time to time;

(ii) all monies received under the Receivables on and after the related Cutoff Date, including without limitation all Net Liquidation Proceeds received with respect to the Receivables;

(iii) the security interests in the Financed Equipment granted by Obligors and the Originator pursuant to the related Contracts and any other interest of the Seller in such Financed Equipment;

(iv) any proceeds from claims on any Receivables Insurance Policies or certificates relating to the Financed Equipment or the Obligors thereunder;

(v) all proceeds from Dealer Recourse with respect to the Receivables;

(vi) refunds for the costs of, and other amounts received in connection with, extended warranty contracts with respect to Financed Equipment securing the Receivables;

(vii) the Receivable File related to each Receivable and all other documents that the Originator or the Servicer may keep on file in accordance with their customary procedures for originating or servicing the Receivables for Obligors of the Financed Equipment;

(viii) all amounts and property from time to time held in or credited to the Collection Account and the Lockbox Account with respect to the Receivables (it being understood that title to the Lockbox Account is not conveyed hereunder);

(ix) all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Purchaser pursuant to a liquidation of such Receivable; and

(x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of, or are included in the proceeds of, any of the foregoing.

(b) With respect to each Funding Date (including the Closing Date), the Seller shall transfer to the Purchaser the Receivables, the Other Conveyed Property and all other rights related thereto described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Funding Date. The following shall also be conditions precedent to any Advance on any Funding Date (including the Closing Date) under the terms of the Note Purchase Agreement:

(i) on the Closing Date, the Seller shall have provided to the Purchaser a certificate of the secretary or assistant secretary of Seller, dated as of the Closing Date, attaching certified copies of Seller’s certificate of formation, limited liability company operating agreement and resolutions approving the execution and delivery and performance of this Agreement and the other Basic Documents to which it is a party and the transactions hereunder and thereunder (either specifically or by general resolution) and all documents evidencing other necessary limited liability company or similar action or governmental approvals as may be required in connection with the sale of the Receivables;

(ii) on the Closing Date, the Seller shall have provided to the Purchaser an incumbency certificate of the secretary or assistant secretary or similar officer of the Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Basic Documents;

(iii) on the Closing Date, the Seller shall have provided to the Purchaser a certified copy of a good standing certificate of Seller, dated no earlier than the date which occurs fifteen (15) days prior to the Closing Date;

(iv) the Seller shall have provided the Purchaser, Trustee and the Noteholder with an Addition Notice substantially in the form of Exhibit D hereto (which shall include supplements to the Schedule of Receivables) not later than three (3) Business Days prior to such Funding Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Related Receivables;

(v) the Seller shall have deposited in the Collection Account all collections received after the Cutoff Date in respect of the Related Receivables to be purchased on such Funding Date;

(vi) as of each Funding Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Related Receivables on such Funding Date, (B) the Seller shall not have incurred debts for borrowed money (other than as permitted under the Seller’s organizational documents), (C) the transfer of the Related Receivables and Other Conveyed Property shall not have been made with intent to hinder, delay or defraud any Person and (D) after the transfer of the Receivables on such date, the remaining assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(vii) the Facility Termination Date shall not have occurred;

(viii) the Servicer shall have established a Lockbox Account acceptable to the Noteholder;

(ix) the Seller shall have delivered to the Purchaser an Officer’s Certificate, which certifies that each of the representations and warranties made by the Seller pursuant to Section 3.1 and in the other Basic Documents with respect to the Related Receivables to be purchased on such Funding Date shall be true and correct as of such Funding Date with the same force and effect as if made on such date (or, if any such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and the Seller shall have performed all obligations to be performed by it hereunder and in any Assignment on or prior to such Funding Date;

(x) the Seller shall, at its own expense, on or prior to the Funding Date, indicate in its computer files that the Related Receivables to be purchased on such Funding Date have been sold to the Purchaser pursuant to this Agreement or an Assignment, as applicable;

(xi) the Seller shall have taken any action required to maintain (i) the first priority perfected ownership interest of the Purchaser in the Related Receivables and the Other Conveyed Property and (ii) the first priority perfected security interest of the Trustee in the Collateral;

(xii) no selection procedures adverse to the interests of the Noteholder shall have been utilized in selecting the Related Receivables to be sold on such Funding Date;

(xiii) no Funding Termination Event, Servicer Termination Event, or any event that, with the giving of notice or the passage of time, would constitute a Funding Termination Event or Servicer Termination Event, shall have occurred and be continuing;

(xiv) the Custodian shall have confirmed receipt of the related Receivable File for each Related Receivable to be purchased on such Funding Date and shall have delivered a copy to the Noteholder of a Custodial Receipt with respect to the Receivable File for the Related Receivables to be purchased on such Funding Date;

(xv) the Seller shall have filed or caused to be filed all necessary UCC-l financing statements (or amendments thereto) necessary to maintain (in each case assuming for purposes of this clause (xv) that such perfection may be achieved by making the appropriate UCC or similar filings), or taken any other steps necessary to maintain, (1) the first priority perfected ownership interest of Purchaser and (2) the first priority, perfected security interest of the Trustee, with respect to (y) the Related Receivables and Other Conveyed Property and (z) the Collateral, respectively to be transferred on such Funding Date;

(xvi) the Seller shall have executed and delivered an Assignment in the form of Exhibit C;

(xvii) each of the conditions precedent to such Advance set forth in the Indenture and the Note Purchase Agreement shall have been satisfied; and

(xviii) the Seller shall have delivered to the Majority Noteholder and the Trustee an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

        Unless waived by the Noteholder in writing, the Seller covenants that in the event any of the foregoing conditions precedent are not satisfied on the date required as specified above with respect to the Related Receivables to be sold to the Purchaser hereunder, the Seller will immediately repurchase such Related Receivables from the Purchaser, at a price equal to the Purchase Amount thereof, in the manner specified in Section 4.7. The Trustee may rely on the accuracy of the Officer’s Certificate delivered pursuant to item (xviii) above without independent inquiry or verification.

(c) Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, the Purchaser shall, on each Funding Date on which Related Receivables are sold hereunder, pay to, or upon the order of, the Seller, the applicable Purchase Price for the Related Receivables in cash in an amount equal to the amount of the Advance received by the Purchaser under the Note on such Funding Date. On any Funding Date on which funds are on deposit in the Funding Account (as established by the Purchaser under the Note Purchase Agreement), the Purchaser may direct the Trustee to withdraw therefrom an amount equal to the Purchase Price to be paid to the Seller for Related Receivables and Other Conveyed Property to be conveyed to the Purchaser and pledged to the Trustee on such Funding Date (or a portion thereof) and, subject to the satisfaction of the conditions set forth in Section 2.1(b) after giving effect to such withdrawal, pay such amount to or upon the order of the Seller in consideration for the sale of the Related Receivables and Other Conveyed Property on such Funding Date.

        Section 2.2.     Transfers Intended as Sales. It is the intention of the Seller that each transfer and assignment of Related Receivables and Other Conveyed Property contemplated by this Agreement and each Assignment executed in connection herewith shall constitute a sale of the Related Receivables and Other Conveyed Property from the Seller to the Purchaser, conveying good title thereto, free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby or by any Assignment is held not to be a sale, the parties intend (i) that the Seller shall have granted to the Purchaser, and the Seller hereby grants to the Purchaser, a first priority, perfected security interest in all of its right title and interest in and to the property referred to in Section 2.1 which security interest has been pledged to the Trustee, on behalf of the Noteholder and (ii) that this Agreement and any related Assignment shall constitute a security agreement under applicable law.

        Section 2.3.     Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and any item of the related Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Indenture, the Purchaser shall grant a security interest in the Collateral to secure the repayment of the Note.

(c) The Trustee shall, at such time as (i) the Facility Termination Date has occurred and it has been notified in writing thereof by the Majority Noteholder, (ii) there is no Note outstanding and all obligations in respect thereof have been paid in full and (iii) all sums due to the Backup Servicer and the Secured Parties pursuant to the Basic Documents have been paid, release any remaining portion of the Receivables and the Other Conveyed Property to the Purchaser to such account as the Purchaser may direct in writing.

ARTICLE III

THE RECEIVABLES

        Section 3.1.     Representations and Warranties of Seller.

The Seller makes the representations and warranties set forth in Section 3.2 below, to the Purchaser and to the Trustee for the benefit of the Noteholder as of the Closing Date as to the Receivables and with respect to each Advance, as of the Funding Date; provided that such representations and warranties relate to the Receivables conveyed on any Funding Date and are made solely with respect to the Receivables transferred on such Funding Date, such representations and warranties are made as of the related Funding Date, and shall in each case survive the sale, transfer and assignment of the Receivables to the Purchaser and the pledge of the Receivables by the Purchaser to the Trustee for the benefit of the Noteholder pursuant to the Indenture; providedfurther that the Seller acknowledges that the Noteholder will rely upon the accuracy of the following representations and warranties in purchasing the Note and paying the Advance Amounts to the Purchaser; providedfurtherhowever that with respect to representations and warranties made to the Seller’s knowledge, the term “knowledge” shall be deemed to include the knowledge of any Executive Officer of the Originator or the Seller.

        Section 3.2.     Receivables Characteristics.

(i) Eligible Receivables. As of the related Funding Date, as applicable, each Related Receivable is an Eligible Receivable.

(ii) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to the Noteholder have been utilized in selecting the Related Receivables to be sold hereunder from all Eligible Receivables owned by the Seller.

(iii) Compliance with Law. Each Related Receivable, the sale of the Financed Equipment and the sale of any physical damage insurance, and any extended warranty or service contracts complied at the time the Related Receivable was originated or made and at the execution of the applicable Assignment complies in all respects with all material requirements of applicable Federal, State, and local laws, rules and regulations.

(iv) Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof to the Purchaser, each Related Receivable and the Other Conveyed Property was secured by a validly perfected first priority security interest in the Financed Equipment in favor of the Seller as secured party or all necessary and appropriate action had been taken to perfect a first priority security interest in the Financed Equipment in favor of the Seller as secured party, which security interest is assignable and upon the consummation of the transactions described herein, will be validly assigned to the Purchaser, and such assigned security interest will be prior to all other liens upon, and security interests in such Financed Equipment which now exist or may hereafter arise or be created (except, as to priority, for any tax liens, mechanics’ liens or Liens which attach by operation of law).

(v) Receivables in Force. No Related Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Equipment been released from the lien granted with respect to the Related Receivable in whole or in part.

(vi) No Waiver. Except as permitted under Section 4.2 and clause (vii) below, no provision of a Related Receivable has been waived, altered or modified in any respect since its origination.

(vii) No Amendments. Except as permitted under Section 4.2, no Related Receivable has been amended, modified, waived or refinanced except pursuant to instruments included in the Receivable File and no such amendment or modification has caused such Related Receivable to fail to satisfy all of the representations and warranties of the Seller set forth herein with respect thereto or to fail to meet all of the conditions as set forth herein.

(viii) No Defenses. No right of rescission, setoff, counterclaim and, to the Seller’s knowledge, no defense exists or has been asserted or threatened with respect to any Related Receivable. The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part.

(ix) No Liens. As of the related Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to Financed Equipment under any of the Related Receivables that are liens prior or equal to, the security interest in the Financed Equipment granted by the Related Receivable and (b) there is no lien filed against any Financed Equipment under a Related Receivable for delinquent taxes.

(x) No Default; Repossession. Except for payment delinquencies continuing for a period of not more than 60 days as of the related Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Related Receivable has occurred; and to the Seller’s knowledge, no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Related Receivable has arisen; and neither the Servicer nor the Seller has waived any of the foregoing (except in a manner consistent with Section 4.2) and no Financed Equipment financed under a Related Receivable shall have been repossessed.

(xi) Insurance; Other. (A) With respect to each Receivable, the related Obligor is required to have obtained an insurance policy covering the Financed Equipment as of the date such Related Receivable was initially financed. All such policies are required to insure against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. The Originator and its successors and assigns are named the loss payee or as additional insureds on each such insurance policy. Each such insurance policy is in an amount at least equal to the remaining Principal Balance of the Related Receivable and each Related Receivable requires the Obligor to obtain and maintain such insurance naming the Originator and its successors and assigns as loss payee or an additional insured and (B) as to each Related Receivable that finances the cost of an extended service contract, the respective Financed Equipment which secures the Related Receivable is covered by an extended service contract. As of the related Cutoff Date, no Financed Equipment is or had previously been insured under a policy of forced-placed insurance.

(xii) Title. It is the intention of the Seller that each transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related Other Conveyed Property from the Seller to the Purchaser and that the beneficial interest in and title to such Related Receivables and related Other Conveyed Property not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Related Receivable or related Other Conveyed Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser and by the Purchaser to any Person other than the Trustee. Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Receivable and related Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser and the concurrent pledge to the Trustee under the Indenture, the Trustee for the benefit of the Noteholder shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and such transfer has been perfected under the UCC. No Dealer has the right to repurchase any Receivable or has a participation in, or other right to receive, proceeds of any Receivable.

(xiii) Lawful Assignment. No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement or the pledge of the Related Receivables under the Indenture to the Trustee for the benefit of the Noteholder, or any transfers of the Note shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables.

(xiv) All Filings Made. All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give: (a) the Purchaser a first priority perfected ownership interest in the Receivables and the Other Conveyed Property, including, without limitation, the proceeds of the Receivables (to the extent that the Purchaser can obtain such first priority perfected security interest pursuant to one or more UCC filings) and (b) the Trustee, for the benefit of the Noteholder, a first priority perfected security interest in the Collateral have been made, taken or performed (to the extent that the Purchaser can obtain such first priority perfected security interest pursuant to one or more UCC filings).

(xv) Receivable File; One Original. The Seller has delivered to the Custodian, at the location specified in Schedule B hereto, a complete Receivable File with respect to each Related Receivable, and the Custodian has delivered to the Purchaser and the Noteholder a copy of the Custodial Receipt therefor. There is only one original executed copy of all instruments, notes and/or chattel paper related to the origination of each Receivable.

(xvi) Chattel Paper. Each Related Receivable constitutes “tangible chattel paper” under the UCC.

(xvii) Filings. If the Related Receivable was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in the Financed Equipment, such filings or recordings have been duly made and show the Originator named as the original secured party under the Related Receivable, the sale of the Related Receivable to the Seller and pledge to the Trustee, and in either case, the Trustee has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Equipment.

(xviii) Valid and Binding Obligation of Obligor. Each Related Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver all documents related thereto and to grant the security interest purported to be granted thereby. Each Related Receivable is not subject to any right of set-off by the Obligor.

(xix) Characteristics of Obligors. As of the date of each Obligor’s application for the loan from which the Related Receivable arises, no Obligor (a) was the subject of any federal, state or other bankruptcy, insolvency or similar proceeding pending on the date of application, (b) had not been the subject of more than one federal, state or other bankruptcy, insolvency or similar proceeding within the ten (10) years immediately preceding the origination of the Related Receivable or (c) was domiciled outside the United States.

(xx) Casualty. To the Seller’s knowledge, no Financed Equipment which is part of any Related Receivable has been the subject of a Casualty.

(xxi) No Agreement to Lend. The Obligor with respect to each Related Receivable does not have any option under the Receivable to borrow from any person any funds secured by the Financed Equipment.

(xxii) Obligation to Dealers or Others. The Purchaser and its assignees will assume no obligation to Dealers, the Gehl Equipment Sellers or other originators or holders of the Related Receivables (including, but not limited to Dealer Reserve Amounts) as a result of its purchase of the Related Receivables.

(xxiii) No Impairment. Neither Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables or otherwise to impair the rights of the Purchaser, the Trustee or the Noteholder in any Related Receivable or the proceeds thereof.

(xxiv) Receivables Not Assumable. No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Originator, Purchaser or Seller with respect to such Related Receivable.

(xxv) Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in this Agreement; and other than the Servicer and the Backup Servicer pursuant to the Basic Documents, no other person has the right to service the Receivables; provided, however, that the Servicer may from time to time use Subservicers to assist it in certain collection efforts in accordance with Section 8.4 hereof.

(xxvi) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the Other Conveyed Property in favor of the Purchaser, which security interest in the Receivables is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller or the Originator.

(xxvii) Perfection of Security Interest in Trust Estate. The Seller has caused (or will have caused within ten (10) days of the sale of the Financed Equipment to the Obligor), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the Other Conveyed Property (to the extent perfection can be obtained through filing) granted to the Purchaser hereunder pursuant to Section 2.1 and the related Assignment.

(xxviii) No Other Security Interests. Other than the security interest granted to the Purchaser pursuant to Section 2.1 and the related Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Other Conveyed Property, other than such security interests as were released at or before the conveyance thereof. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering any portion of the Receivables and the Other Conveyed Property other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated or released as to the Receivables and the Other Conveyed Property. There are no judgments or tax lien filings against the Seller.

(xxix) Notations on Contracts; Financing Statement Disclosure. The Servicer has in its possession copies of all Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and/or the Trustee for the benefit of the Noteholder. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Trust Estate contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(xxx) Records. On or prior to each Funding Date, the Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Funding Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to the Purchaser.

(xxxi) Computer Information. The computer diskette, computer tape or other electronic transmission made available by the Seller to the Purchaser on each Funding Date is, as of the related Cutoff Date, complete and accurate and includes a description of the Receivables described in Schedule A to the related Assignment.

(xxxii) No Titling Requirement. None of the states in which the Receivables are originated require that a certificate or other evidence of title be issued or obtained with respect to the sale, transfer or financing of any Financed Equipment which is part of any Receivable sold hereunder.

(xxxiii) Cross Collateralization. Each Cross Collateralized Contract which has been sold by the Originator to any third party has been sold subject to an enforceable agreement which provides that (i) such purchaser disclaims any right, title or interest in or to any Financed Equipment related to any Receivables sold hereunder or under the Purchase and Sale Agreement, (ii) to the extent such purchaser is deemed to have any interest in any such Financed Equipment, such purchaser shall have agreed to subordinate its interest in such Financed Equipment to the claims or rights of the Company or any holder or pledgee of the Company and the Trustee on behalf of the Noteholder with respect to such Financed Equipment and (iii) any agreement governing a subsequent sale of such Cross Collateralized Contract by such purchaser shall contain a provision requiring all subsequent purchasers to provide a disclaimer acknowledgement and a subordination agreement substantially similar to those set forth in subclauses (i) and (ii) hereof.

(xxxiv) Contracts. Receivables were originated using Contracts and other documents which at the time of execution complied in all material respects with all applicable provisions of state law.

        Section 3.3.     Repurchase Upon Breach.

(a) The Seller, the Servicer, the Noteholder, the Custodian or the Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.2 (without regard to any limitations therein as to the Seller’s knowledge), including without limitation, any failure of any Receivable to constitute an “Eligible Receivable” at the time of purchase hereunder, and upon receipt by the Seller of notice of such breach, the Seller shall repurchase any Receivable if (A) the value of such Receivable is materially and adversely affected by the breach or (B) the Noteholder’s interest in such Receivable was materially and adversely affected by the breach, in each case as determined by the Noteholder in its reasonable discretion (such Receivables, “Defective Receivables”), providedhowever, that the Purchaser shall not be required to demonstrate satisfaction of the conditions set forth in subclauses (A) or (B) above in making its determination that any Receivable was not an Eligible Receivable at the time of purchase hereunder. The obligation of the Seller to repurchase the Receivables under this Section 3.3 shall not be dependent on the actual knowledge of the Seller of any breached representation or warranty. The repurchase shall occur as of the last day of the Accrual Period immediately following receipt by the Seller of notice of such breach (or at the Noteholder’s option, the last day of the first Accrual Period following such discovery). In consideration of the repurchase of any Receivable, the Seller shall remit the Purchase Amount to the Purchaser, in immediately available funds, within five (5) Business Days following discovery of the Defective Receivables. The sole remedy of the Purchaser, the Trustee or the Noteholder with respect to a breach of representations and warranties pursuant to Section 3.2 shall be to enforce the Seller’s obligation to purchase such Defective Receivables; provided, however, that the Seller shall indemnify the Trustee, the Custodian, the Backup Servicer, the Purchaser and the Noteholder against all Losses, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach, including without limitation, any Losses related to any breach of subclauses (b) or (c) of the definition of Eligible Receivables. Upon receipt of the Purchase Amount in respect of any Defective Receivables and written instructions from the Servicer, the Custodian shall release to the Seller or its designee the related Receivable File and Other Conveyed Property and the Trustee shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary or desirable to vest in the Seller or such designee title to such Defective Receivables.

(b) If the Insolvency Event related to a 341 Hearing has not been discharged by the bankruptcy court or other similar court presiding over such Insolvency Event within 90 days of the conveyance of the Related Receivable by the Seller to the Purchaser pursuant to Section 2.1(a), the Seller shall repurchase such Receivable as of the last day of such next Accrual Period for an amount equal to the Purchase Amount.

        Section 3.4.     Custody of Receivable Files.

(a) In connection with each sale, transfer and assignment of Receivables and related Other Conveyed Property to the Purchaser pursuant to this Agreement and each Assignment, and each pledge thereof by the Purchaser to the Trustee pursuant to the Indenture, the Custodian shall act as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian on or before the Closing Date or the related Funding Date in accordance with Section 3.5 (with respect to each Receivable):

(i) The fully executed original of the Contract evidencing the Receivable (together with any agreements modifying or assigning the Receivable, including without limitation any extension agreements); and

(ii) The original note or chattel paper (or other evidence of a security interest and a promise of payment) in the name of the Obligor with any required notations evidencing Seller’s security interest in the related Receivables and all related documents that the Seller shall keep on file in accordance with its customary procedures and which evidence the Obligor’s payment agreement as well as a security interest in the Financed Equipment (including each UCC filing required under Section 3.2(xvii)) or, if not yet received, a copy of such note, chattel paper or other documents.

(b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of a Servicing Officer in the form of Exhibit B and shall request delivery of the Receivable, Other Conveyed Property and the Receivable File to the Servicer.

        Section 3.5.     Acceptance of Receivable Files by Custodian. In connection with any Funding Date, the Seller shall cause to be delivered to the Custodian the Receivable Files for the Related Receivables to be purchased not less than four Business Days prior to the related Funding Date. The Custodian declares that it will hold and will continue to hold such files and any amendments, replacements or supplements thereto and all Other Conveyed Property (to the extent received) as custodian, agent and bailee in trust for the use and benefit of the Noteholder. The Custodian shall within three (3) Business Days after receipt of such files, execute and deliver to the Noteholder, a receipt substantially in the form of Exhibit A hereto (a “Custodial Receipt”) for the Receivable Files received by the Custodian. By its delivery of a Custodial Receipt, the Custodian shall be deemed to have (a) acknowledged receipt of the files (or the Receivables) which the Seller has represented are and contain the Receivable Files for the Related Receivables purchased by the Purchaser on the related Funding Date, (b) reviewed such files or Receivables and (c) determined that it has received the items referred to in Section 3.4(a)(i) and Section 3.4(a)(ii) for each Related Receivable identified in Schedule A to the related Assignment. If in its examination of the files delivered to it by the Seller pursuant to this Section 3.5, the Custodian finds that a file for a Receivable has not been received, or that a file is unrelated to the Receivables identified in Schedule A to the related Assignment or that any of the documents referred to in Section 3.4(a)(i) or Section 3.4(a)(ii) are not contained in a Receivable File, the Custodian shall inform the Purchaser, the Seller and the Noteholder pursuant to an exception report attached to the Custodial Receipt as Schedule I of the failure to receive a file with respect to such Receivable (or the failure of any of the aforementioned documents to be included in the Receivable File) or shall return to the Purchaser, as the Seller’s designee, any file unrelated to a Receivable identified in Schedule A to the related Assignment (it being understood that the Custodian’s obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence). Unless such defect with respect to such Receivable File shall have been cured by the last day of the next Accrual Period following discovery thereof by the Custodian, the Seller shall repurchase any such Receivable as of such last day. In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount for such Receivable, in the manner specified in Section 5.6. The sole remedy of the Custodian, the Purchaser and the Noteholder with respect to a breach pursuant to this Section 3.5 shall be to require the Seller to purchase the applicable Receivables pursuant to this Section 3.5; provided, however, that the Seller shall indemnify the Custodian, the Backup Servicer, the Purchaser and the Noteholder against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount for a Receivable and written instructions from the Servicer, the Custodian shall release to the Seller or its designee the related Receivable File and Other Conveyed Property and the Trustee shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Custodian and as are necessary or desirable to vest in the Seller or such designee title to the Receivable.

        Section 3.6.     Access to Receivable Files. Upon prior written request, the Custodian shall permit the Servicer, the Trustee and Noteholder access to the Receivable Files at all reasonable times during the Custodian’s normal business hours. The Custodian shall, within two Business Days of the request of the Servicer or the Noteholder, execute such documents and instruments as are prepared by the Servicer or the Noteholder and delivered to the Custodian, as the Servicer or the Noteholder deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable on behalf of the Purchaser and any related insurance policies covering the Obligor, the Receivable or Financed Equipment so long as such execution in the Custodian’s sole discretion does not conflict with this Agreement or the Other Basic Documents and will not cause it undue risk or liability. The Custodian shall not be obligated to release any document from any Receivable File unless it receives a release request signed by a Servicing Officer in the form of Exhibit B hereto (the “Release Request”). Such Release Request shall obligate the Servicer or the Noteholder, as applicable, to return such document(s) to the Custodian when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, the Servicer shall certify in the Release Request that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited.

        Section 3.7.     Custodian to Obtain Fidelity Insurance. The Custodian shall maintain a fidelity bond in the form and amount as is customary for entities acting as trustee of funds and documents in respect of retail installment contracts on behalf of institutional investors.

        Section 3.8.     Custodian to Maintain Secure Facilities. The Custodian shall maintain or cause to be maintained continuous custody of the Receivable Files held by it in secure and fire resistant facilities in accordance with customary standards in the industry for such custody.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

        Section 4.1.     Duties of the Servicer. The Servicer, as agent for the Purchaser and the Noteholder shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions which service retail installment sale contracts for agricultural and construction equipment similar to the Financed Equipment, and, to the extent more exacting, that degree of skill and attention the Servicer exercises with respect to all comparable equipment receivables that it services for itself or others. In performing such duties, the Servicer shall comply with its current servicing practices and procedures. So long as the Originator is the Servicer, in the event the Servicer’s servicing practices and procedures as used on the date hereof are subsequently reduced to writing or are materially modified in a manner which, in the Noteholder’s reasonable discretion, may reasonably be expected to adversely impact the value, enforceability or collectability of the Receivables, any such written embodiment of the Servicer’s practices and procedures or any material modification of the Servicer’s current practices and procedures which may reasonably be expected to have an adverse impact on the value, enforceability or collectability of the Receivables will require the prior written consent of the Majority Noteholder. Notice of proposed written servicing policies and procedures and of any material change to the initial Servicer’s practices and procedures shall be given to the Noteholder prior to the effectiveness thereof and thereafter, from time to time but at least semi-annually. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly statements to the Trustee and the Noteholder with respect to distributions. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement including, without limitation, the restrictions set forth in Section 4.6, the Servicer is authorized and empowered by the Purchaser to execute and deliver, on behalf of itself, the Purchaser or the Noteholder, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivables and, to the extent required, the Other Conveyed Property, to the Servicer to the extent required to pursue such action. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or in the name of the Noteholder, as appropriate. The Servicer shall prepare and furnish, and the Trustee upon written direction shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

        Section 4.2.     Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect, or arrange through Subservicers, in accordance with Section 8.4 for the collection of, all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others and that are consistent with prudent industry standards. The Servicer will provide each Obligor with a statement or statements in order to notify such Obligors to make payments directly to the Lockbox Account. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable receivables that it services for itself or others and in accordance with the terms of this Agreement. Except as provided below, the Servicer, for as long as the Originator is the Servicer, may in accordance with its customary servicing practices and procedures grant extensions on and otherwise modify any Receivable, provided, that the Servicer shall not, without the prior written consent of the Majority Noteholder, (i) reschedule the due date of any Scheduled Receivable Payment to a date more than 30 days from the original due date of such Scheduled Receivable Payment, (ii) reduce the annual percentage rate of, or extend the maturity of any Receivable or change any material term of a Receivable, except as provided by the terms of the Receivable or this Agreement or as required by law or court order or (iii) adjust the amount of any Scheduled Receivable Payment, provided that in the event the Servicer grants more than one payment extension to any Obligor or grants a payment extension with respect to a Receivable which exceeds 90 days, the related Receivable shall automatically be deemed an Ineligible Receivable and the Seller shall, within two (2) Business Days of the date such Receivable became an Ineligible Receivable, repurchase such Receivable for an amount equal to the Purchase Amount; providedfurtherthat in the event the Servicer receives a prepayment on a Receivable, it may reamortize the Receivable over its remaining term. In no event shall the principal balance of a Receivable be reduced, except in connection with a settlement in the event the Receivable becomes a Defaulted Receivable nor shall the maturity of any Receivable be extended beyond the Accrual Period immediately preceding the Final Distribution Date. The Servicer may in its discretion waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing a Receivable.

(b) On or prior to the Closing Date, the Servicer shall have established the Lockbox Account with the Lockbox Bank and shall instruct all Obligors on Receivables to be sold to the Purchaser on each Advance Date to deposit all payments due on or after the related Cutoff Date directly with the Lockbox Bank. The Servicer shall direct the prompt transfer to the Collection Account (but not to any other account) of all amounts deposited into the Lockbox Account with respect to the Receivables and no other Person, except the Servicer and the Collateral Agent has authority to direct disposition of funds on deposit in the Lockbox Account; it being understood that amounts not constituting collections in respect of the Receivables are deposited into the Lockbox Account for the benefit of other Persons. Notwithstanding the foregoing, the Lockbox Agreement shall provide that the Lockbox Bank will comply with instructions originated by the Collateral Agent relating to the disposition of the funds in the Lockbox Account related to the Receivables without further consent by the Originator, the Seller, the Servicer or the Purchaser. The Lockbox Account shall at all times be subject to the Intercreditor Agreement pursuant to which the Trustee shall be entitled to direct the Collateral Agent to establish a segregated account in the event of the occurrence of an Event of Default. The Trustee shall have no liability or responsibility with respect to the Servicer’s directions or activities as set forth in the preceding sentence. The Lockbox Account shall not be changed without the prior written consent of the Noteholder, which consent shall not be unreasonably withheld or delayed, unless the replacement lockbox account is subject to either (i) a lockbox agreement or intercreditor agreement acceptable to the Noteholder or (ii) a lockbox agreement or intercreditor agreement in a form substantially similar to that of the existing Intercreditor Agreement.

(c) Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Purchaser, the Trustee and the Noteholder for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

(d) In the event the Originator shall for any reason no longer be acting as the Servicer hereunder, the Backup Servicer or a successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the Backup Servicer or a successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Backup Servicer or a successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the Backup Servicer or a successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient assignment of any Lockbox Agreement to the Backup Servicer or a successor Servicer. In the event that the Noteholder shall elect to change the identity of the Lockbox Bank, the initial Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Noteholder, to the Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox arrangements. In the event the Note Purchaser or the Backup Servicer (with the consent of the Noteholder not to be unreasonably withheld or delayed) elects to change the identity of the Lockbox Bank, the Note Purchaser shall pay all costs associated with such change.

(e) On each Business Day, the Servicer will cause the Lockbox Bank to transfer any payments in respect of the Receivables from Obligors received in the Lockbox Account. On the first Business Day on which such funds clear, the Servicer shall cause the Lockbox Bank to transfer cleared funds in respect of the Receivables from the Lockbox Account to the Collection Account. In addition, the Servicer shall remit (or cause the Originator to remit) all payments by or on behalf of the Obligors received by the Servicer or the Originator with respect to the Receivables (other than Purchased Receivables), all Net Liquidation Proceeds and any amounts remitted to the Servicer or the Issuer no later than two (2) Business Days following receipt directly (without deposit into any intervening account) into the Collection Account. The Servicer shall not commingle its assets and funds with those on deposit in the Collection Account.

        Section 4.3.     Realization Upon Receivables. On behalf of the Purchaser and the Noteholder, the Servicer shall use commercially reasonable efforts, consistent with the servicing standard described in Section 4.1 hereof, to repossess or otherwise convert the ownership of any Financed Equipment securing any Receivable as to which the Servicer shall have determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely. The Servicer shall, in any event, commence efforts to repossess or otherwise convert the ownership of Financed Equipment on or prior to the date that an Obligor has failed to make any portion of a Scheduled Receivable Payment in excess of $200.00 for 180 days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Net Liquidation Proceeds realized in connection with the repossession of any Financed Equipment shall be deposited by the Servicer in the Collection Account and shall be applied to reduce the Principal Balance of the Related Receivable. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment receivables, consistent with the standards of care set forth in Section 4.1, which may include, without limitation, using reasonable efforts to realize upon any amounts held by the Company as Dealer Recourse and selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses. The Servicer shall identify such repossessed Financed Equipment to the Trustee in the Servicer’s Certificate not later than the Determination Date following the related Accrual Period in which the Servicer shall have made the determination to repossess such Financed Equipment.

        Section 4.4.     Insurance.

(a) The initial Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering Financed Equipment as of the date of the origination of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming Originator and its successors and assigns as additional insureds and (ii) as to each Receivable that includes the cost of an extended service contract, the respective Financed Equipment which secures the Receivable is covered by an extended service contract. The initial Servicer shall enforce its rights under the Receivables to require the Obligors to maintain aforementioned insurance coverage in accordance with the Servicer’s customary practices and procedures.

(b) To the extent applicable, the initial Servicer shall not take any action which would result in noncoverage under any Receivables Insurance Policy which, but for the actions of the Servicer, would have been covered thereunder. The initial Servicer, on behalf of the Purchaser, shall take such reasonable action as shall be necessary to facilitate recovery under each Receivables Insurance Policy. Any amounts collected by the initial Servicer under any Receivables Insurance Policy, including, without limitation, proceeds thereof, shall be deposited in the Collection Account within two (2) Business Days of receipt by the Servicer.

        Section 4.5.     Maintenance of Security Interests in Financed Equipment.

(a) Consistent with the terms of this Agreement and consistent with the servicing standard described in Section 4.1 hereof, the Servicer shall take such steps on behalf of the Purchaser as are necessary to maintain perfection of the security interest in the Financed Equipment which secures the corresponding Related Receivable, including but not limited to, obtaining the authorization of the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by the Obligors with respect to the Related Receivables. The Trustee hereby authorizes the Servicer, and the Servicer agrees to take any and all steps necessary to re-perfect or continue the perfection of such security interest on behalf of the Purchaser and the Noteholder as necessary, including without limitation, the filing of financing statements and continuation statements as necessary because of the relocation of any Obligor or any Financed Equipment or for any other reason. In the event that the assignment of a Receivable to the Purchaser, and the pledge thereof by the Purchaser to the Trustee is insufficient without fulfilling any additional administrative requirements under the laws of the state in which the Financed Equipment is located, to perfect a security interest in the related Financed Equipment in favor of the Trustee, each of the Trustee and the Seller hereby agrees that the Seller’s designation as the secured party on the filed UCC statements is in respect of the Seller’s capacity as agent of the Trustee for the benefit of the Noteholder.

(b) Upon the occurrence of a Servicer Termination Event, the successor Servicer shall take or cause to be taken such action as may be necessary to perfect or re-perfect the security interests in the Financed Equipment securing the Receivables in the name of the Trustee on behalf of the Noteholder by amending the UCC statements filed with respect to such Financed Equipment or by such other reasonable means as may, in the opinion of counsel to the Trustee, which opinion shall not be an expense of the Trustee, be necessary or prudent. The Seller hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, the Noteholder may instruct the successor Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Noteholder, be necessary to perfect or re-perfect the security interest in the Financed Equipment underlying the Receivables in the name of the Trustee on behalf of the Noteholder, including by amending the UCC statements filed with respect to such Financed Equipment or by such other reasonable means as may, in the opinion of counsel to the Noteholder, be necessary or prudent.

(c) Upon transfer of servicing, the predecessor servicer shall cooperate with the successor Servicer and will provide all relevant information (books, records, schedules) relating to then-current status of all UCC filings as well as the names of each vendor retained in connection therewith. The successor Servicer shall be entitled to recover its costs thereby expended.

        Section 4.6.     Additional Covenants of Servicer. The Servicer hereby makes the following covenants to the Purchaser and the Trustee and the Servicer acknowledges that the Custodian shall rely on these covenants in accepting the Receivables in trust and the Trustee shall rely thereon in authenticating the Note:

(a) The Servicer shall not release the Financed Equipment securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession or other liquidation of the Financed Equipment related to the released Receivable, nor shall the Servicer impair the rights of the Noteholder in such Receivables, nor shall the Servicer amend or otherwise modify a Receivable, except as permitted in accordance with Section 4.2.

(b) The Servicer shall obtain and/or maintain all necessary licenses, approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance by the Servicer of its obligations under this Agreement and the other Basic Documents.

(c) In accordance with Section 4.1, the Servicer shall not adopt written policies and procedures governing its servicing practices or make any material changes to its collection practices and procedures which could reasonably be expected to adversely affect the enforceability or collectability of any of the Receivables, unless the Noteholder expressly consents in writing prior to the adoption of such written policies or implementation of such material changes (which consent shall not be unreasonably withheld or delayed).

(d) So long as the Originator is acting as Servicer hereunder, the Servicer shall provide written notice to the Majority Noteholder of any default, event of default or servicer termination event that has occurred under any other warehouse financing facility or securitization transaction which has a maximum principal amount of $500,000 or greater and which default, event of default or Servicer termination shall not have been waived or otherwise cured within the applicable cure period.

        Section 4.7.     Purchase of Receivables Upon Breach of Covenant. Upon discovery by any Executive Officer of the Seller, the Servicer, the Purchaser, the Custodian or the Trustee of a breach of any of the covenants or agreements of the Servicer set forth in Section 2.1(b), Section 4.2(a), Section 4.4 or Section 4.5, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.7. Unless the breach shall have been cured on or prior to the date which occurs sixty (60) days following the date of discovery of such breach, the initial Servicer shall purchase any Receivable materially and adversely affected by such breach. In consideration of the purchase of such Receivable, the initial Servicer shall remit the Purchase Amount for such Receivable in the manner specified in Section 5.5. The sole remedy of the Trustee, the Purchaser or the Noteholder with respect to a breach of Section 4.2(a), Section 4.4 or Section 4.5 shall be to require the initial Servicer to repurchase Receivables pursuant to this Section 4.7; provided, however, that the initial Servicer shall indemnify the Trustee, the Backup Servicer, the Purchaser and the Noteholder against all Losses which may be asserted against, or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount in respect of any Defective Receivables as described herein and written instructions from the Servicer, the Trustee shall release to the Seller or its designee the related Receivable File and Other Conveyed Property and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary or desirable to vest in the Seller or such designee title to such Defective Receivables.

        Section 4.8.     Servicing Fee and Expenses. The “Servicing Fee” for each Payment Date shall be equal to the product of (x) one twelfth and (y) the product of (i) the Servicing Fee Percentage and (ii) the average of the Aggregate Principal Balance (plus accrued and unpaid interest) of the Receivables, as measured on the first day of the related Accrual Period and on the last day of such Accrual Period. The Servicing Fee shall also include all late fees, prepayment charges including in the case of a Rule 78‘s Receivable that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the Principal Balance of such Rule of 78‘s Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the “Rule of 78‘s,” and other administrative fees or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables. If the Backup Servicer becomes the successor Servicer, the “Servicing Fee” payable to the Backup Servicer as successor Servicer shall be as described in the Backup Servicer Fee Letter. The Servicer and any successor Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of counsel and independent accountants, and expenses incurred in connection with distributions, reports to the Noteholder and taxes imposed on the Servicer) except expenses reimbursable to the Backup Servicer pursuant to the Backup Servicer Fee Letter.

        Section 4.9.     Servicer’s Certificate. No later than 12:00 noon New York City time on each Determination Date, the Servicer shall deliver (electronic or facsimile delivery being acceptable) to the Trustee, the Rating Agencies, the Back-up Servicer, the Noteholder and the Purchaser, a certificate substantially in the form of Exhibit G hereto (a “Servicer’s Certificate”) for the Accrual Period immediately preceding such Determination Date, which Servicer’s Certificate shall contain among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required under Section 5.4 and to make the distributions required by Section 5.6, (ii) all information necessary for the Trustee to send statements to the Noteholder pursuant to Section 5.7(b) and Section 5.8, (iii) a listing of all Receivables purchased during the related Accrual Period, which identifies the Receivables so purchased as well as all Purchased Receivables acquired by the Servicer or Seller during such Accrual Period, (iv) the calculation of the Borrowing Base and the Borrowing Base Deficiency, if any, (v) all information necessary to enable the Backup Servicer to verify the information specified in Section 4.14(a) and (b) and (vi) amounts due or owing under any Hedge Agreement. The Servicer shall in addition deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Receivables. Subsequent to the Closing Date, the form of Servicer’s Certificate may be revised or modified to cure any ambiguities or inconsistencies with this Agreement; provided, however, that no material information shall be deleted from the form of Servicer’s Certificate without the prior written consent of the Majority Noteholder. In the event that the form of Servicer’s Certificate is revised or modified in accordance with the preceding sentence, a copy thereof, as so revised or modified, shall be provided to the Trustee, the Back-up Servicer and each Rating Agency.

        Section 4.10.     Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) The Servicer shall deliver to the Purchaser, to the Trustee for delivery to the Noteholder, the Backup Servicer and each Rating Agency, on or before February 28 of each year beginning February 28, 2006, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, the period from the initial Cutoff Date to December 31, 2005) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Trustee, the Noteholder, the Backup Servicer and each Rating Agency, promptly after an Executive Officer of the Servicer has obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1.

        Section 4.11.     Independent Accountants’ Reports. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or to the Purchaser, to deliver to the Trustee, the Backup Servicer, the Noteholder and each Rating Agency, on or before March 31 of each year beginning March 31, 2006, a report dated as of December 31 of the preceding year in form and substance reasonably acceptable to the Noteholder (the “Accountants’ Report”) and reviewing the Servicer’s activities during the preceding 12-month period (or, in the case of the first such report, the period from the initial Cutoff Date with respect to Receivables transferred to the Purchaser on the Closing Date to December 31, 2005), addressed to the Board of Directors of the Servicer, to the Trustee, the Backup Servicer and to the Noteholder, to the effect that such firm has examined the financial statements of the Servicer and the Servicer’s records relating to the Receivables and that such examinations (1) were made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relevant to equipment receivables serviced for others in accordance with prevailing industry standards for servicing similar equipment receivables; (3) included an examination of the delinquency and loss statistics relating to the Servicer’s portfolio of equipment installment sale contracts; and (4) except as described in the report, such examinations disclosed no exceptions or errors in the records relating to equipment receivables serviced for others that, in the firm’s opinion are required to be reported based on GAAP. The Accountant’s Report shall further state that (1) a review in accordance with agreed upon procedures (as set forth in Schedule C hereto) was made of three randomly selected Servicer’s Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer’s Certificates were found; and (3) the delinquency and loss information relating to the Receivables and the stated amount of Liquidated Receivables, if any, contained in the Servicer’s Certificates were found to be accurate. The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

        Section 4.12.     Backup Servicer's Accountants' Reports.

(a) In the event the Secured Parties are receiving payments pursuant to 5.6(c) hereof and the Cash Reserve Amount is insufficient to pay the amounts payable in connection with the preparation of the Accountant’s Report, the Backup Servicer shall instead prepare a report which complies with the requirements of Section 4.12 (b) below.

(b) The Backup Servicer shall cause Independent Accountants who may also render other services to the Backup Servicer or to its affiliates, to deliver to the Trustee, the Noteholder and each Rating Agency within 120 days after the end of each fiscal year, an Accountants’ Report dated as of December 31 of the preceding year (commencing after the Backup Servicer has become a successor servicer hereunder) (i) an opinion by such Independent Accountants on the financial position of the Backup Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Backup Servicer for such year then ended on the basis of an examination conducted in accordance with GAAP, and (ii) a report from such Independent Accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Backup Servicer’s loan portfolio conducted substantially in compliance with SAS 70 (the “Applicable Accounting Standards”), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

        Section 4.13.     Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Backup Servicer and the Majority Noteholder reasonable access to the documentation regarding the Receivables. Prior to the occurrence and continuance of an Event of Default, such access shall be afforded to the Majority Noteholder once annually without charge, upon reasonable notice and during normal business hours. During the continuance of an Event of Default, the Majority Noteholder shall have reasonable access to documentation regarding the Receivables at any time during normal business hours upon reasonable notice. Nothing in this Section shall affect the obligation of the Servicer to observe all applicable laws prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

        Section 4.14.     Backup Servicer’s Duties. Concurrently with the delivery by the Servicer of the Servicer’s Certificate each month, the Servicer will deliver to the Backup Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Backup Servicer containing information with respect to the Receivables as of the close of business on the last day of the preceding Interest Period which information is necessary for preparation of the Servicer’s Certificate (the “Monthly Verification File”). The Backup Servicer shall use such Monthly Verification File to verify certain information specified in Section 4.14(b) contained in the Servicer’s Certificate delivered by the Servicer, and the Backup Servicer shall notify the Servicer and the Noteholder of any discrepancies on or before the third Business Day following the receipt of the Servicer’s Certificate and the Monthly Verification File and in no event later than the Business Day immediately preceding the related Payment Date. In the event that the Backup Servicer reports any discrepancies, the Servicer shall attempt to reconcile such discrepancies by the related Payment Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. In the event that the Servicer is unable to reconcile discrepancies with respect to a Servicer’s Certificate by the related Payment Date, the Backup Servicer shall notify the Noteholder thereof in writing and the Servicer shall cause a firm of independent certified public accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the fifth day of the following calendar month, reconcile such discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

(a) The Backup Servicer shall review each Servicer’s Certificate delivered pursuant to Section 4.14 and shall:

(i) confirm that such Servicer’s Certificate is complete on its face; and

(ii) confirm that Available Funds, the Noteholder’s Principal Distributable Amount, the Noteholder’s Monthly Cap Distributable Amount, the Noteholder’s Interest Distributable Amount, the Servicing Fee, the Backup Servicing Fee, the Trustee Fee, Loss Ratio and Delinquency Ratio (as well as all calculations related to delinquency, aging, default and aggregate principal balance) in the Servicer’s Certificate are accurate based solely on the recalculation of the Servicer’s Certificate and the Monthly Verification File.

(b) The Backup Servicer will work with the Servicer’s personnel to obtain systems data information from the servicing systems used by the Servicer (the “Data File Layouts and Definitions”) in servicing the Receivables. The Servicer shall provide to the Backup Servicer a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carryout the service-related activities (the “Test Data File”), in a format acceptable to the Backup Servicer. Using this information, the Backup Servicer will map the data from the Servicer’s system to the Backup Servicer’s data structure (“Data Mapping”). The Backup Servicer shall confirm in writing to the Servicer and the Majority Noteholder that it has completed the data mapping matrix, and received and verified the completeness of the Test Data File within 90 days of receipt of the Data File Layouts and Definitions and the Test Data File. On or before the fifth calendar day of each month, the Servicer will provide to the Backup Servicer a monthly file consistent with the Test Data File (the “Monthly Servicing File”) and the Backup Servicer shall verify that the records and data contained in the Monthly Servicing File are in a readable format; and store the file in a secure location. For avoidance of doubt, this file will not be used in the verification duties and will not be checked monthly for accuracy. The Backup Servicer’s verification duties are conditioned upon timely receipt of any information reports or data required in order to complete its verification duties.

(c) The Backup Servicer shall undertake to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties hereunder. Notwithstanding anything to the contrary in the Basic Documents, the Backup Servicer shall have no liability for any actions taken or omitted by the Servicer or its agents or the inaccuracy of any data provided, produced or supplied by the Servicer or its agents. The Backup Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to the Backup Servicer by or at the direction of the Servicer, including documents prepared or maintained by any party providing services related to the Receivables. In the event the Backup Servicer becomes aware of errors and/or continuing errors which, in the opinion of the Backup Servicer, impair its ability to perform its services hereunder, the Backup Servicer shall promptly notify the other parties hereto of such errors and/or continuing errors. The Backup Servicer may undertake to reconstruct any data or records appropriate to correct such errors and/or continuing errors and to prevent future continuing errors. The Backup Servicer shall be entitled to recover its costs thereby expended with written consent of the Majority Noteholder. Neither the Backup Servicer nor any of the directors or officers or employees or agents of the Backup Servicer shall be under any liability to the other parties hereto except as provided in this Agreement for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, provided, however, that this provision shall not protect the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Backup Servicer or such Person, as the case may be.

(d) The Servicer agrees to indemnify and hold harmless the Backup Servicer and its respective officers and employees against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that the Backup Servicer may sustain in any way related to the negligence or willful misconduct of any third party (other than the Backup Servicer and its agents, attorneys, representatives and contractors) with respect to the Receivables. The Backup Servicer shall have no duty, responsibility, obligation or liability (collectively, “liability”) for the acts or omissions of any such third party (other than the Backup Servicer and its agents, attorneys, representatives and contractors). If any error, inaccuracy or omission (collectively, “error”) exists in any information provided to the Backup Servicer by the Servicer and such errors cause or materially contribute to the Backup Servicer making or continuing any error (collectively, “continuing errors”), the Backup Servicer shall have no liability for such continuing errors; provided, however, that this provision shall not protect the Backup Servicer against any liability which would otherwise be imposed by reason of (i) willful misconduct or negligence in discovering or correcting any error or (ii) any breach of this Agreement.

(e) The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay in carrying out any of its duties under this Agreement results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or its agents, attorneys, representatives and contractors) or the failure of any such other Person to prepare or provide such information, so long as such failure is not caused directly or indirectly by the Backup Servicer, its agents, attorneys, representatives or contractors. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than the Backup Servicer or its agents, attorneys, representatives and contractors), including the Servicer, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than the Backup Servicer and its agents, attorneys, representatives and contractors), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable or Financed Equipment or (v) the acts or omissions of any successor standby servicer.

(f) The Backup Servicer and any director, officer employee or agent of the Backup Servicer may rely in good faith on the advice of counsel.

        Section 4.15.     Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as Servicer under this Agreement with respect to the Receivables for an initial term commencing on the Closing Date and ending on March 31, 2005, which term will automatically be extended by the Majority Noteholder for successive quarterly terms ending on each successive June 30, September 30, December 31, and March 31, provided, however, that the automatic quarterly renewal of the initial Servicer hereunder shall only terminate (which termination shall be automatic) upon the occurrence of a Servicer Financial Threshold Event or upon the payment of the Note in full (each such notice, including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive terms for so long as such instructions are in effect, a “Servicer Extension Notice”). The Servicer hereby agrees that, upon its receipt (or deemed receipt) of a Servicer Extension Notice, the Servicer shall become bound, for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to, and in accordance with, the other provisions of this Agreement. The Servicer and the Majority Noteholder agree to promptly notify in writing the Trustee and the Backup Servicer upon the occurrence of a Servicer Financial Threshold Event. In the event the Backup Servicer is terminated in its capacity as the Servicer under this Section 4.15, the Majority Noteholder agrees to give the Backup Servicer sixty (60) days advance notice of such termination and shall pay to the Backup Servicer an amount equal to the Backup Servicing Fees for one Interest Accrual Period on the final day of its tenure as servicer hereunder.

        Section 4.16.     Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of retail installment contracts on behalf of institutional investors.

        Section 4.17.     Lien Searches; Opinions as to Transfers and Security Interests. The initial Servicer shall, on the Closing Date and thereafter annually on or before each anniversary of the Closing Date, deliver (or cause to be delivered) to the Trustee and the Majority Noteholder an Opinion of Counsel, in form and substance satisfactory to the Majority Noteholder which provides that (a) all financing statements and continuation statements have been authorized and filed as are necessary to fully preserve and protect the interests of the Purchaser, the Noteholder and the Trustee in the Receivables and the Collateral, and reciting the details of such filings or referring to a prior Opinion of Counsel in which such details are given, (b) the “backup security interest” with respect to the transfers of Receivables and, to the extent applicable, related Other Conveyed Property hereunder and under each related Assignment is valid and enforceable, (c) the security interest in connection with the pledge of Collateral to the Trustee under the Indenture is valid and enforceable and (d) the perfection and first priority of the transfers and pledges referred to in clauses (a), (b) and (c) above. To the extent each such Opinion of Counsel is in any manner reliant on UCC lien searches, each such UCC lien search shall be dated no earlier than thirty (30) days prior to the date of each such related Opinion of Counsel, and shall be accompanied by officer’s certificates from the appropriate parties certifying that no filings subsequent to the dates of such lien searches have been made. Such Opinion of Counsel shall state, among other things, that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary to perfect the interest of the Purchaser, the Noteholder and the Trustee in the Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest. The Opinion of Counsel referred to in this Section 4.17 shall specify any action necessary (as of the date of such opinion) to be taken to preserve and protect such interest.

ARTICLE V

ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO THE NOTEHOLDER

        Section 5.1.     Establishment of Pledged Accounts.

(a) The Trustee, on behalf of the Noteholder, shall establish and maintain a separately identifiable deposit account in its own name which account shall be an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Noteholder. The Collection Account shall at all times be established with a Qualified Institution which shall initially be the Trustee.

(b) The Trustee, on behalf of the Noteholder, shall establish and maintain a separately identifiable deposit account in its own name which account shall be an Eligible Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Noteholder. The Note Distribution Account shall at all times be established with a Qualified Institution which shall initially be the Trustee.

(c) The Trustee, on behalf of the Noteholder, shall establish and maintain a separately identifiable deposit account in its own name which account shall be an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Noteholder. The Reserve Account shall at all times be established with a Qualified Institution which shall initially be the Trustee.

(d) The Trustee, on behalf of the Noteholder, shall establish and maintain a separately identifiable deposit account in its own name which account shall be an Eligible Account (the “Cap Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Noteholder. The Cap Distribution Account shall at all times be established with a Qualified Institution which shall initially be the Trustee.

(e) Should any depositary of a Pledged Account cease to be a Qualified Institution, then the Trustee shall, with the Noteholder’s assistance as necessary, cause such account to be moved, upon thirty (30) days notice to the Servicer and the Noteholder, to a Qualified Institution, unless the Trustee provides the Noteholder with a letter from the Rating Agencies to the effect that the current ratings assigned to the Note by the Rating Agencies will not be adversely affected by such depositary’s ceasing to be a Qualified Institution.

(f) Funds on deposit in the Collection Account, the Reserve Account, the Note Distribution Account and the Cap Distribution Account (collectively, the “Pledged Accounts”) shall be invested by the Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer or, after the resignation or termination of the Originator as Servicer, by the Noteholder (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trustee for the benefit of the Noteholder. Unless the Rating Agency Condition has been satisfied and the Noteholder consents thereto , funds on deposit in any Pledged Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. Funds deposited in a Pledged Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

(g) All investment earnings on amounts on deposit in the Pledged Accounts shall be deposited (or caused to be deposited) by the Trustee in the Collection Account for distribution pursuant to Section 5.6, and any loss resulting from such investments shall be charged to such account. The Originator as Servicer will not direct the Trustee to make any investment of any funds held in any of the Pledged Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment, if requested by the Trustee, the Originator as Servicer shall deliver to the Trustee an Opinion of Counsel, acceptable to the Trustee, to such effect.

(h) The Trustee shall not in any way be held liable by reason of any insufficiency in any of the Pledged Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(i) If (i) the Originator as Servicer or the Noteholder, as applicable, shall have failed to give investment directions for any funds on deposit in the Pledged Accounts to the Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Purchaser and Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing with respect to the Note but the Note shall not have been declared due and payable, or (iii) if the Note shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Receivables and the Other Conveyed Property are being applied as if there had not been such a declaration; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Pledged Accounts in an Eligible Investment in accordance with the written direction of the Noteholder or in the case of (i) above, in the Eligible Investments of its election.

(j) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Pledged Accounts and in all proceeds thereof (including all Investment Earnings on the Pledged Accounts) and all such funds, investments, proceeds and income shall be part of the Other Conveyed Property. Except as otherwise provided herein, the Pledged Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholder. If at any time any of the Pledged Accounts ceases to be an Eligible Account, the Originator as Servicer with the consent of the Noteholder shall within five Business Days establish a new Pledged Account as an Eligible Account and shall transfer any cash and/or any investments to such new Pledged Account. The Servicer shall promptly notify the Rating Agencies, the Trustee and the Noteholder of any change in the location of any of the Pledged Accounts. In connection with the foregoing, the Originator as Servicer agrees that, in the event that any of the Pledged Accounts are not accounts with the Trustee, the Originator as Servicer shall notify the Trustee and the Noteholder in writing promptly upon any of such Pledged Accounts ceasing to be an Eligible Account.

(k) Notwithstanding anything to the contrary herein or in any other document relating to a Trust Account, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) or the “bank’s jurisdiction” (with the meaning of 9-304 of the UCC) as applicable, with respect to each Pledged Account shall be the State of New York.

(l) With respect to the Pledged Account Property, the Trustee agrees that:

(i) any Pledged Account Property that is held in deposit accounts shall be held solely in an Eligible Account; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Trustee and the Trustee shall have sole signature authority with respect thereto;

(ii) any Pledged Account Property shall be delivered to the Trustee in accordance with the definition of “Delivery”; and

(iii) the Servicer shall have the power, revocable by the Majority Noteholder, to instruct the Trustee to make withdrawals and payments from the Pledged Accounts for the purpose of permitting the Servicer and the Trustee to carry out their respective duties hereunder.

        Section 5.2.     Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to each Accrual Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings. The Collection Account shall also be debited for any checks returned for insufficient funds. The amount to be reimbursed hereunder shall be returned to the Servicer on the related Payment Date pursuant to Section 5.6 upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Majority Noteholder as may be reasonably necessary in the opinion of the Noteholder to verify the accuracy of such certification; provided, however, that the Servicer must provide such certification within three (3) months of it becoming aware of such mistaken deposit or posting. In the event that the Majority Noteholder has not received evidence reasonably satisfactory to it of the Servicer’s entitlement to reimbursement pursuant to this Section, the Majority Noteholder shall give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.6, or if prior thereto the Servicer has been reimbursed pursuant to Section 5.6, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date. In the event the Servicer collects evidence satisfactory to the Majority Noteholder of its entitlement to a reimbursement hereunder after the termination of the three (3) month period referenced above, the Servicer may reapply to the Trustee for reimbursement of such funds, provided however that the Servicer acknowledges that no interest shall accrue on such amounts during the period such amounts are held by the Trustee.

        Section 5.3.     Application of Collections. All collections for each Accrual Period shall be applied by the Servicer as follows:

With respect to each Receivable, payments by or on behalf of the Obligor shall be applied, in the case of a Rule of 78‘s Receivable, first, to the Scheduled Receivable Payment of such Rule of 78‘s Receivable and, second, to any late fees accrued with respect to such Rule of 78‘s Receivable and, in the case of a Simple Interest Receivable, first, to interest and principal in accordance with the Simple Interest Method, and, second, to any late fees accrued with respect to such Simple Interest Receivable.

        Section 5.4.     Reserve Account.

(a) The Reserve Account will be held by the Trustee for the benefit of the Noteholder. On or prior to the Closing Date, the Purchaser shall deposit or cause to be deposited into the Reserve Account an amount equal to the Required Reserve Account Amount. On each Funding Date, the Purchaser shall deposit, to the extent necessary, a portion of the related Advance into the Reserve Account so that the amount on deposit in the Reserve Account equals the Required Reserve Account Amount.

(b) In the event that the Servicer’s Certificate with respect to any Determination Date shall state that the amounts described in subclauses (i) through (viii) inclusive, of the “Available Funds” definition with respect to the related Payment Date are insufficient to make any portion of the payments required to be made on the related Payment Date pursuant to Section 5.6(b)(i), Section 5.6(b)(ii), Section 5.6(b)(iii), Section 5.6(b)(iv), and Section 5.6(b)(v) inclusive (the amount of such deficiency being a “Deficiency Claim Amount”), then on the Business Day immediately preceding the related Payment Date (the “Deficiency Claim Date”), the Trustee shall deliver to the Majority Noteholder and the Servicer, by hand delivery, electronic or facsimile transmission, a written notice (a “Deficiency Notice”) specifying the Deficiency Claim Amount for such Payment Date which identifies the portion of the Deficiency Claim Amount allocable to each item in subclauses (i), (ii), (iii), (iv) and (v) of Section 5.6(b). The Trustee shall withdraw an amount equal to such Deficiency Claim Amount from the Reserve Account (to the extent of funds on deposit therein), for deposit in the Collection Account on the related Payment Date; provided that in applying amounts withdrawn from the Reserve Account, the Trustee shall apply the portion of the Reserve Account consisting of subclause (i) of the Cash Reserve Amount solely to the payment of all reasonable and documented out of pocket expenses (including accountants fees incurred in connection with delivering the Accountant’s Report hereunder and any Backup Servicer Fees payable to the Backup Servicer in the event of a termination in accordance with Section 4.15 hereof), indemnities and transition costs (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Backup Servicer.

(c) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the Deficiency Claim Date. The amounts distributed to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 5.5 and 5.6.

(d) Following the Facility Termination Date, all amounts, or any portion thereof, on deposit in the Reserve Account will be deposited into the Collection Account for distribution pursuant to Section 5.6.

(e) On any Payment Date prior to the Facility Termination Date on which, after all distributions required to be made on such Payment Date pursuant to Section 5.6(b) have been made, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount, the Trustee shall withdraw such excess and distribute the same to the Purchaser or its designee in accordance with Section 5.6(b)(xv).

        Section 5.5.     Additional Deposits. On each Funding Date, the Purchaser shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Price with respect to Purchased Receivables. All such deposits shall be made, in immediately available funds, on the Business Day preceding the related Determination Date. On the Deficiency Claim Date, the Trustee shall deposit in the Collection Account any amounts withdrawn from the Reserve Account pursuant to Section 5.4.

        Section 5.6.     Distributions.

(a) On each Determination Date, the Hedge Counterparty shall deposit into the Cap Distribution Account the amount, if any, required to be paid by it in accordance with the terms of the Hedge Agreement. On each Payment Date, the Trustee shall withdraw from the Cap Distribution Account and pay to the Noteholder an amount equal to the Noteholder’s Monthly Cap Distributable Amount. After making the payment to the Noteholder as described in the immediately preceding sentence, the Trustee shall deposit in the Collection Account any balance remaining in the Cap Distribution Account after giving effect to such payment.

(b) On each Payment Date prior to (x) the Facility Termination Date, (y) the occurrence and continuance of an Event of Default, or (z) the first date on which the Invested Amount of the Note is equal to or less than the product of (A) 20% and (B) the aggregate amount of Advances made under the Note (which shall not exceed $150,000,000) since the Closing Date, the Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) shall make the following deposits and distributions in the following order of priority from Available Funds on deposit in the Collection Account (inclusive of any amounts deposited in the Collection Account in accordance with Section 5.4(c)):

(i) to the payment of any taxes and filing or registration fees owed by the Purchaser, if any; provided that the amounts paid pursuant to this clause (i) on any Payment Date shall not exceed $1,000;

(ii) to the Backup Servicer and the Trustee, prorata, (A) to the Backup Servicer, the Backup Servicing Fee and any due and unpaid Backup Servicing Fees from prior Accrual Periods; and (B) to the Trustee, the Trustee Fees and any due and unpaid Trustee Fees from prior Accrual Periods;

(iii) to the Hedge Counterparty, amounts scheduled to be paid to such Hedge Counterparty in accordance with the terms of the Hedge Agreements, exclusive of any Hedge Counterparty Termination Fees;

(iv) to the Servicer (A) the Servicing Fee, (B) unpaid Servicing Fees from prior Accrual Periods, (C) reimbursements which the Servicer is entitled to receive pursuant to Section 5.2 and the Backup Servicer Fee Letter, (D) reimbursements which the Servicer is entitled to receive in an amount not to exceed $4,000 for costs incurred in connection with the repossession or repair of Financed Equipment in accordance with Section 4.3 hereof, and (E) all fees, expenses and other amounts paid by Obligors on the Receivables other than Scheduled Receivable Payments and other payments in respect of interest or principal on Receivables;

(v) to the Note Distribution Account, the Noteholder’s Interest Distributable Amount for such Accrual Period;

(vi) to the Note Distribution Account, the Noteholder’s Principal Distributable Amount for such Accrual Period;

(vii) to the Trustee, for deposit in the Reserve Account, an amount equal to the excess of (A) the Required Reserve Account Amount for such Payment Date over (B) the amount on deposit in the Reserve Account;

(viii) to the Noteholder, the Unused Facility Fee for such Payment Date;

(ix) to the Note Distribution Account, amounts payable to the Noteholder as increased costs and expenses pursuant to the Note Purchase Agreement, including without limitation, amounts due pursuant to Sections 3.03, 3.04 and 3.05 of the Note Purchase Agreement;

(x) to the Hedge Counterparty, an amount equal to any Hedge Counterparty Termination Fees payable to the Hedge Counterparty for such Accrual Period;

(xi) to any successor Servicer, any servicing fees in excess of the Servicing Fee, any expenses not paid pursuant to (iv) above and, to the extent not previously paid by the predecessor Servicer pursuant to this Agreement or pursuant to Section 5.6(b)(iv) above, reasonable transition expenses incurred in becoming the successor Servicer;

(xii) to the payment of any taxes and filing or registration fees to the extent not paid in clause (i) above;

(xiii) to the Backup Servicer and the Trustee, prorata, reasonable and documented out-of-pocket expenses (including counsel fees and expenses) for the current Accrual Period and prior Accrual Periods, to the extent not paid from the Cash Reserve Amount;

(xiv) to the Servicer, amounts expended pursuant to Section 4.3 in connection with the repossession or repair of Financed Equipment to the extent not paid pursuant to Section 5.6(b)(iv)(D) above; and

(xv) to the Purchaser, any remaining Available Funds or if directed by the Purchaser, to the payment of principal on the Note.

(c) On each Payment Date following (x) the Facility Termination Date, (y) the occurrence and continuance of an Event of Default, or (z) the first date on which the Invested Amount of the Note is equal to or less than the product of (A) 20% and (B) the aggregate amount of Advances made under the Note (which shall not exceed $150,000,000) since the Closing Date, the Trustee (based upon the information contained in the Servicer’s Certificate delivered on the related Determination Date), shall make the following deposits and distributions, in the following order of priority from Available Funds on deposit in the Collection Account:

(i) to the payment of any taxes and filing or registration fees owed by the Purchaser, if any, provided that the amounts paid pursuant to this clause (i) on any Payment Date shall not exceed $1,000;

(ii) to the Backup Servicer and the Trustee, prorata, (A) to the Backup Servicer the Backup Servicing Fee, and any due and unpaid Backup Servicing Fees from prior Accrual Periods; and (B) to the Trustee, the Trustee Fees and any due and unpaid Trustee Fees from prior Accrual Periods ;

(iii) to the Hedge Counterparty, amounts scheduled to be paid to such Hedge Counterparty in accordance with the terms of the Hedge Agreements, exclusive of Hedge Counterparty Termination Fees;

(iv) to the Servicer, (A) the Servicing Fee, (B) unpaid Servicing Fees from prior Accrual Periods, (C) reimbursements which the Servicer is entitled to receive pursuant to Section 5.2 and the Backup Servicer Fee Letter, (D) reimbursements which the Servicer is entitled to receive in an amount not to exceed $4,000 for costs incurred in connection with the repossession or repair of Financed Equipment in accordance with Section 4.3 hereof and (E) all fees, expenses and other amounts paid by Obligors on the Receivables other than (i) Scheduled Receivable Payments and other payments in respect of interest or principal on Receivables and (ii) any fees or expenses related to any extension of the maturity of any Receivable;

(v) to the Note Distribution Account, the Noteholder’s Interest Distributable Amount for such Accrual Period (other than that portion of the Noteholder’s Interest Distributable Amount allocable to the Default Applicable Margin);

(vi) to the Note Distribution Account, the Noteholder’s Principal Distributable Amount for such Accrual Period;

(vii) to the Note Distribution Account, the portion of the Noteholder’s Interest Distributable Amount for such Interest Accrual Period allocable to the Default Applicable Margin;

(viii) to the Note Distribution Account, amounts payable to the Noteholder as increased costs and expenses pursuant to of the Note Purchase Agreement, including without limitation amounts due pursuant to Sections 3.03, 3.04 and 3.05 of the Note Purchase Agreement;

(ix) to the Hedge Counterparty, an amount equal to any Hedge Counterparty Termination Fees payable to the Hedge Counterparty for such Accrual Period;

(x) to any successor Servicer, any servicing fees in excess of the Servicing Fee, any expenses not paid pursuant to Section 5.6(c)(iv) above and, to the extent not previously paid by the predecessor Servicer pursuant to this Agreement, reasonable transition expenses or pursuant to (iv) above incurred in becoming the successor Servicer;

(xi) to the payment of any taxes and filing or registration fees to the extent not paid in clause (i) above;

(xii) to the Backup Servicer and the Trustee, prorata, reasonable and documented out-of-pocket expenses (including counsel fees and expenses) for the current Accrual Period and prior Accrual Periods, to the extent not paid from the Cash Reserve Amount;

(xiii) to the Servicer, amounts expended pursuant to Section 4.3 in connection with the repossession or repair of Financed Equipment to the extent not paid pursuant to Section 5.6(c)(iv)(D) above; and

(xiv) to the Purchaser, any remaining Available Funds or if directed by the Purchaser, to the payment of principal on the Note.

(d) In the event that the Collection Account is maintained with a Qualified Institution other than the Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.6 on the related Payment Date.

        Section 5.7.     Note Distribution Account.

(a) On each Payment Date (based solely on the information contained in the Servicer’s Certificate), the Trustee shall distribute all amounts on deposit in the Note Distribution Account to the Noteholder in respect of the Note to the extent of amounts due and unpaid on the Note for principal and interest in the following amounts and in the following order of priority:

(i) to the Noteholder, the Noteholder’s Interest Distributable Amount; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of interest then due on the Note, the amount in the Note Distribution Account shall be applied to the payment of such interest pro rata among the Holders of the Note;

(ii) to the Noteholder, in reduction of the Invested Amount, the Noteholder’s Principal Distributable Amount to pay principal on the Note until the outstanding principal amount of the Note has been reduced to zero;

(iii) to the Noteholder, increased costs and expenses due pursuant to Section 3.03, 3.04 and 3.05 of the Note Purchase Agreement; and

(iv) to the Noteholder, any other amounts then due the Noteholder pursuant to the Basic Documents.

(b) On each Payment Date, the Trustee shall provide or make available electronically at its website “www.jpmorgan.com/sfr” (or, upon written request, by first class mail or facsimile) to the Noteholder the statement or statements provided to the Trustee by the Servicer pursuant to Section 5.8 hereof on such Payment Date; provided, however, the Trustee shall have no obligation to provide such information described in this Section 5.7(b) until it has received the requisite information from the Servicer.

        Section 5.8.     Statements to the Noteholder.

(a) On the Determination Date (in accordance with Section 4.9), the Servicer shall provide to the Trustee, the Rating Agencies and the Majority Noteholder, a copy of the Servicer’s Certificate setting forth at least the following information with respect to the related Accrual Period:

(i) the amount of such distribution allocable to principal on the Note;

(ii) the amount of such distribution allocable to interest on the Note;

(iii) the amount, if any, of such distribution payable from amounts withdrawn from the Reserve Account, with an indication of the amount deducted from the Cash Reserve Amount;

(iv) the Aggregate Principal Balance of the Receivables as of the close of business on the last day of the preceding Accrual Period;

(v) the aggregate outstanding principal amount of the Note after giving effect to the payments to be made on the Note on the related Payment Date;

(vi) (A) the Discounted Eligible Receivable Balance, (B) the Aggregate Concentration Adjustment Amount, (C) the Aggregate Principal Balance of Defaulted Receivables and (D) the LTV Adjustment Amount, each as of the last day of the preceding Accrual Period;

(vii) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Accrual Period, and the amount of any unpaid Servicing Fees and the change in such amount from the prior Payment Date;

(viii) the amount of the Backup Servicing Fee and the Trustee Fee paid to the Backup Servicer and the Trustee, respectively, with respect to the related Accrual Period, and the amount of any unpaid Backup Servicing Fees and Trustee Fees and the change in such amounts from the prior Payment Date;

(ix) the Noteholder’s Interest Carryover Shortfall and the Noteholder’s Principal Carryover Shortfall, if any;

(x) the number of Receivables and the aggregate delinquent amounts thereon, including unearned finance and other charges, with respect to which the related Obligors are delinquent in making Scheduled Receivable Payments for (A) 1 to 30 days, (B) 31 to 60 days, and (C) 61 to 90 days, in each case as of the last day of the related Accrual Period;

(xi) the amount of aggregate Realized Losses, if any, for the related Accrual Period;

(xii) the number of, and the aggregate Purchase Amounts for, Receivables, if any, that were repurchased during the related Accrual Period and summary information as to losses and delinquencies with respect to the Receivables as of the end of the related Accrual Period; and

(xiii) the cumulative amount of Realized Losses from the initial Cutoff Date to the last day of the related Accrual Period.

(b) Within 60 days after the end of each calendar year, commencing February 28, 2006, the Servicer shall deliver to the Trustee, and the Trustee shall, provided it has received the necessary information from the Servicer, promptly thereafter furnish to the Noteholder (a) a report (prepared by the Servicer) as to the aggregate of the amounts reported pursuant to subclauses (i), (ii), (iv), (vi), (vii)(vii), (ix), (x), (xi), (xii) and (xiii) of Section 5.8(a) for such preceding calendar year, and (b) such information as may be reasonably requested by the Noteholder or required by the Code and regulations thereunder, to enable the Noteholder to prepare its Federal and State income tax returns. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Noteholder pursuant to any requirements of the Code.

(c) The Trustee may make available to the Noteholder and the Rating Agencies through the Trustee’s internet website, all statements described herein and, with the consent or at the direction of the Seller, such other information regarding the Note and/or the Receivables as the Trustee may have in its possession, but such information shall only be accessible with the use of a password provided by the Trustee. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. The Trustee’s internet website shall be initially located at www.jpmorgan.com/sfr.com or at such other address as shall be specified by the Trustee from time to time in writing to the Majority Noteholder. In connection with providing access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a reasonable disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

        Section 5.9.     Ineligible Receivables. The Seller may at any time repurchase Ineligible Receivables and Receivables in excess of the Aggregate Concentration Adjustment Amount from the Purchaser at a price equal to the discounted value of the remaining payments on such Receivables using the Portfolio Discount Rate (the “Repurchase Price”) provided that no Borrowing Base Deficiency shall exist after giving effect to any such repurchase. Upon receipt of the Repurchase Price in respect of any Receivable to be repurchased hereunder and written instructions from the Servicer, the Custodian shall release to the Seller or its designee the related Receivable File and Other Conveyed Property and shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Custodian and necessary or desirable to vest in the Seller or such designee title to such Receivables.

        Section 5.10.     Confidentiality. The Trustee, the Note Purchaser, the Collateral Agent, the Custodian and the Back-Up Servicer shall maintain the confidentiality of the Information (as defined below) and shall not use the Information except for purposes relating directly to the Basic Documents and the transactions contemplated hereby, except that Information may be disclosed by such parties (a) to the other parties to the Basic Documents to the extent described in the Basic Documents, (b) to their Affiliates’ directors, officers, employees, auditors and agents including accountants, rating agencies, credit enhancers, legal counsel and other advisors whom they determine need to know such Information in connection with matters relating directly to the performance of their duties under the Basic Documents and the transactions contemplated hereby and thereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall be instructed to keep such Information confidential in accordance with the restrictions set forth in this Section 5.10 and the Trustee, the Note Purchaser, the Collateral Agent, the Custodian and the Backup Servicer as applicable shall be responsible for breach of this Section 5.10 by any of them), (c) to the extent required by applicable law or regulation or upon order of any court, administrative agency of competent jurisdiction or regulatory authority (including any self-regulatory authority) to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided, prior to any disclosure under this clause (c), the recipient of the request for such disclosure shall (unless otherwise required by applicable law) give the Originator and the Majority Noteholder not less than five (5) Business Days’ prior notice (or such shorter period as may, in the good faith discretion of the recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Information involved and stating such recipient’s intention to disclose such Information (including the manner and extent of such disclosure) in order to allow the Originator and the Majority Noteholder an opportunity to seek an appropriate protective order, (d) in connection with the exercise of any remedies hereunder or under any other Basic Document or any action or proceeding relating to this Agreement or any other Basic Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement in writing to be bound by the provisions of this Section 5.10, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Originator or the Note Purchaser and their obligations under this Agreement or any other Basic Document, (f) with the written consent of an affected Gehl Party or an Obligor, as applicable, referencing this Section 5.10, or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 5.10 or (y) becomes available to the Trustee on a nonconfidential basis from a source other than an Obligor, any Gehl Party, the Note Purchaser or any other party to a Basic Document. For purposes of this Section 5.10, “Information” means all information received from or on behalf of an Obligor, the Servicer or any Gehl Party relating to an Obligor, Servicer or any Gehl Party or any of their respective businesses, financial condition or prospects, other than any such information that is available on a nonconfidential basis prior to disclosure by an Obligor, the Servicer, or any Gehl Party from a source which is not, to the knowledge of the recipient, prohibited from disclosing such information by a confidentiality agreement or other legal or fiduciary obligation to an Obligor, Servicer or any Gehl Party. Any Person required to maintain the confidentiality of Information as provided in this Section 5.10 shall be considered to have complied with its obligation to do so if such Person has taken normal and reasonable precautions and exercised due care to maintain the confidentiality of such Information.

ARTICLE VI

THE PURCHASER

        Section 6.1.     Representations of Purchaser. The Purchaser makes the following representations to the Seller, the Trustee and the Note Purchaser on which the Note Purchaser shall be deemed to have relied in purchasing the Note. The representations speak as of the execution and delivery of this Agreement and as of each Funding Date, and shall survive the sale of the Receivables to the Purchaser and the pledge thereof to the Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a limited liability company solely under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware.

(b) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications or where failure to be so qualified may have an adverse affect on the Purchaser, any of the Receivables or the Noteholder.

(c) Power and Authority. The Purchaser has the power (limited liability and other) and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Purchaser has full power and authority to acquire own and pledge the Collateral to be pledged to the Trustee by it pursuant to the Indenture and has duly authorized such pledge to the Trustee by all necessary limited liability company action; and has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and the execution, delivery and performance of this Agreement and the Basic Documents to which the Purchaser is a party has been duly authorized by the Purchaser by all necessary action.

(d) Binding Obligations. This Agreement and the other Basic Documents to which the Purchaser is a party, when duly executed and delivered by each party hereto and thereto, shall constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or the limited liability company agreement of the Purchaser, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any applicable law, order, rule or regulation of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser’s knowledge, threatened against the Purchaser, before any regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties (A) asserting the invalidity of this Agreement, the Note or any of the Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) relating to the Purchaser and which could reasonably be expected to adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note.

(g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be made or obtained by the Purchaser in connection with the issuance or sale of the Note or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained or as may be required by the Basic Documents.

(h) Tax Returns. The Purchaser has filed when due all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Purchaser in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Purchaser is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Purchaser is a party have been, or will be, paid when due.

(i) No Broker. Purchaser has not dealt with any broker, investment banker, agent, or other Person who may be entitled to any commission or compensation in connection with the sale of Receivables.

(j) Investment Company. Purchaser is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, that is required to be registered as such under such Act.

(k) Litigation. There is no action, proceeding or investigation pending with respect to which Purchaser has received service of process and to the best knowledge of Purchaser, there is no such action, suit, proceeding or investigation threatened in writing against Purchaser or its assets the outcome of which, in Purchaser’s good faith judgment, could reasonably be expected to have a material adverse effect on the validity of any of the Basic Documents or any material action taken or to be taken in connection with the obligations of Purchaser under any of the Basic Documents.

ARTICLE VII

THE SELLER

        Section 7.1.     Representations of Seller. The Seller makes the following representations on which the Purchaser is deemed to have relied in acquiring the Receivables and on which the Note Purchaser are deemed to have relied in purchasing the Note. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and as of each Funding Date, and shall survive the sale of the Receivables to the Purchaser and the pledge thereof by the Purchaser to the Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company solely under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership of property or the conduct of its business (including the sale of the Receivables as required by this Agreement) shall require such qualification or where the failure to be so qualified could reasonably be expected to have a material adverse affect on the Purchaser, the Noteholder or the Receivables.

(c) Power and Authority. The Seller has the power (limited liability company and other) and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to acquire, own, sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Purchaser by it and has duly authorized such sale and assignment to the Purchaser by all necessary limited liability company action; and has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate or limited liability company action.

(d) Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Purchaser, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered by each party hereto and thereto, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited, by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any applicable law, order, rule or regulation of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(f) No Proceedings. There are no suits, actions, proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Note or any of the Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect (x) the performance by the Seller of its obligations under, or the validity or enforceability of, the Receivables or the Conveyed Property, this Agreement, the Note or any of the other Basic Documents or (y) any action to be taken in connection with the obligations of the Seller under any of the Basic Documents, or (D) relating to the Seller and which could reasonably be expected to adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note.

(g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be made or obtained by the Seller in connection with the issuance or sale of the Note or the consummation of the other transactions contemplated by this Agreement and the Basic Documents, except such as have been duly made or obtained.

(h) Financial Condition. The Seller has a positive net worth and is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and this transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

(i) Solvency; Fraudulent Conveyance. Both before and after giving effect thereto, Seller is solvent and will not be rendered insolvent as the result of entering into any transaction contemplated by this Agreement or any of the Basic Documents to which it is a party and, after giving effect to the transactions contemplated hereby and thereby will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Receivables to Purchaser constitutes reasonably equivalent value and fair consideration for such Receivables. Seller is not transferring any Receivables with any intent to hinder, delay or defraud any of its creditors.

(j) Certificate, Statements and Reports. The officer’s certificates, statements, reports and other documents prepared by Seller and furnished by Seller to the Purchaser, the Trustee or the Noteholder pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(k) Legal Counsel, etc. Seller consulted with its own legal counsel and independent accountants (which may be counsel and accountants for the Originator) to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates or their counsel with respect to tax, accounting and regulatory matters.

(l) No Default. The Seller is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Basic Documents, which with respect to the foregoing either individually or in the aggregate, (A) could reasonably be expected to result in a Material Adverse Change with respect to the Seller, or in any impairment of the right or ability of the Seller to carry on its business substantially as now conducted or (B) could reasonably be expected to materially and adversely affect the Seller’s performance of its obligations hereunder, or the validity or enforceability of this Agreement or the Basic Documents.

(m) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person who may be entitled to any commission or compensation in connection with the sale of Receivables.

(n) Investment Company. Seller is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, that is required to be registered as such under such Act.

(o) Taxes. The Seller has filed when due all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). Any taxes, fees and other governmental charges payable by the Seller in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Seller is a party have been paid or will be paid when due.

(p) Chief Executive Office. The Seller hereby represents and warrants that the Seller’s principal place of business and chief executive office is 143 Water Street, West Bend, WI 53095 and shall not be moved without thirty (30) days prior written notice to the Majority Noteholder. The initial Seller hereby represents that its legal name is as set forth in the first paragraph of this Agreement and its organizational identification number is 3904262.

        Section 7.2.     Additional Covenants of the Seller and Originator.

(a) Changes to Originator’s Underwriting Practices and Procedures. In accordance with Section 4.1 hereof, the Originator covenants that it will not consent to any material changes to the Originator’s Underwriting Practices and Procedures, or its classification of Obligors unless (i) the Majority Noteholder expressly consents in writing prior to any changes which may adversely affect the enforceability, value or collectability of the Receivables (such consent not to be unreasonably withheld) and (ii) prior to giving effect to any such changes, the Rating Agency Condition is satisfied. If the Originator’s Underwriting Practices and Procedures are reduced to writing after the date hereof, Originator agrees to deliver a copy of the Originator’s Underwriting Practices and Procedures to the Purchaser in draft form prior to publication thereof and thereafter, not less than every 180 days. The Majority Noteholder reserves the right to object to any proposed provision of the Originator’s written Underwriting Practices and Procedures which the Majority Noteholder believes to be materially at variance with the origination procedures previously employed by the Originator and which the Majority Noteholder believes may reasonably be expected to materially and adversely affect the enforceability, value or collectability of the Receivables.

(b) Application of Dealer Reserve Amounts. With respect to any Financed Equipment which has been repossessed, the Servicer hereby covenants and agrees that upon the remarketing and sale of such Financed Equipment, the Servicer shall promptly deposit into the Collection Account an amount equal to the lesser of (i) such amounts as would historically be applied by the Originator as Dealer Reserve Amounts to reduce the loss in accordance with the Servicer’s past practices and (ii) the aggregate amount of any losses, delinquencies and other shortfalls incurred with respect to the related Receivable and other credit losses sustained with respect to the related Obligor.

(c) Cross Collateralized Contracts. With respect to any series of Contracts owned by the Originator or the Seller and executed by the same Obligor (where one or more of such Contracts constitutes part of the Receivables and one or more of which is retained by the Originator or the Seller) which contain one or more “cross-collateralization” or similar provisions, the effect of which is to provide that the equipment or other assets financed thereunder may serve as security for any other obligation of such Obligor (such Contracts, the “Cross Collateralized Contracts”) the Originator and the Seller hereby disclaim any right, title or interest in or to any Financed Equipment related to Receivables sold hereunder and under the Purchase and Sale Agreement, and, to the extent the Originator or the Seller is deemed to have any interest in any such Financed Equipment based on the operation of such provisions, the Originator and the Seller, as applicable hereby subordinate any interest they may have in such Financed Equipment to the claims or rights of the Issuer and the Trustee on behalf of the Noteholder with respect to such Financed Equipment. In addition, the Originator and the Seller agree not to sell any Contract owned by the Originator or the Seller which is part of a series of Contracts executed by the same obligor which contain one or more “cross-collateralization” or similar provisions as described above, without first securing the written agreement (in form and substance satisfactory to the Note Purchaser) of the party to whom such Contract is to be sold which shall provide that: (i) such purchaser shall disclaim any right, title or interest in or to any Financed Equipment related to any Receivables sold hereunder or under the Purchase and Sale Agreement, (ii) to the extent such purchaser is deemed to have any interest in any such Financed Equipment, such purchaser shall have agreed to subordinate its interest in such Financed Equipment to the claims or rights of the Issuer and the Trustee on behalf of the Noteholder with respect to such Financed Equipment and (iii) such purchaser shall further covenant that any agreement governing a subsequent sale of such Contract shall contain a provision requiring all subsequent purchasers to provide a disclaimer acknowledgement and a subordination agreement substantially similar to those set forth in subclauses (i) and (ii) of this paragraph.

        Section 7.3.     Separate Existence of the Seller. During the term of the Indenture, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows: (i) the Seller shall maintain business records and books of account separate from those of its Affiliates; (ii) except as otherwise provided in the Basic Documents, the Seller shall not commingle its assets and funds with those of its Affiliates; (iii) the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates; (iv) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis; and (v) the separateness requirements set forth in the legal opinion delivered on the Closing Date by Foley & Lardner LLP with respect to non-consolidation of the Seller and its Affiliates.

        Section 7.4.     Amendment of Seller’s Organizational Documents. The Seller shall not amend its organizational documents except in accordance with the provisions thereof and with the prior written consent of the Majority Noteholder.

        Section 7.5.     Other Agreements. The Seller shall not enter into any agreement that does not contain non-petition or limited recourse language with respect to the Seller.

        Section 7.6.     Change of Control. The Company will and shall at all times be the legal and beneficial owner of all of the issued and outstanding membership interests of the Seller.

        Section 7.7.     Liability of Originator; Indemnities.

(a) Subject to the limitation of remedies set forth in Section 3.3 hereof with respect to a breach of any representations and warranties contained in Section 3.2 hereof, the Originator shall indemnify the Seller, Purchaser, the Backup Servicer, the Trustee, the Note Purchaser, the Noteholders and their respective officers, directors, agents and employees for any costs (including reasonable fees and expenses of counsel), expenses, losses, damages, claims, judgments, settlements and other liabilities (collectively “Losses”), arising out of or resulting from the transactions contemplated by the Basic Documents or the breach by the Originator or any Gehl Party of any provision of any Basic Document, including without limitation, the representations, warranties and covenants made by the Gehl Parties in the Basic Documents.

(b) The Originator shall indemnify, defend and hold harmless the Seller, the Purchaser, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any and all Losses, arising out of or resulting from (i) the ownership by the Seller, the Purchaser, or any of their agents or subcontractors, of any Financed Equipment, (ii) the failure of the Seller, the Originator or any Dealer to comply with any federal, state or local law (including any Consumer Law) which governs the origination, servicing or sale of any Financed Equipment or which imposes an obligation to obtain any license or complete any registration or filing or satisfy any other administrative requirement in connection with the origination, ownership, servicing or sale of any Financed Equipment, (iii) any reduction in the proceeds of the Receivables available to the Purchaser caused in whole or in part by the commingling of collections on the Receivables by any Gehl Party at any time with other funds, and (iv) an uninsured loss resulting from any Casualty with respect to Financed Equipment to the extent the Servicer did not enforce the Obligor’s duty to obtain insurance coverage for such Financed Equipment in accordance with the terms of the Contract.

(c) The Originator shall indemnify, defend and hold harmless the Seller, the Purchaser, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes or franchise taxes with respect to the Noteholder and with respect to the Trustee and the Backup Servicer arising out of fees paid to the Trustee and the Backup Servicer and except any taxes to which the Trustee may otherwise be subject), including without limitation any sales, gross receipts, general corporation, limited liability company, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes or franchise taxes arising out of distributions on the Note or otherwise) and costs and expenses arising out of or incurred in defending against the same.

(d) The Originator shall indemnify, defend and hold harmless the Seller, the Purchaser, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any Losses incurred by reason of (i) the Originator or the Servicer’s willful malfeasance, bad faith or negligence in the performance of their duties under any Basic Document, or by reason of reckless disregard of their obligations and duties under any Basic Document and/or (ii) any violation of Federal or state securities laws by the Purchaser in connection with the offering and sale of the Note to the extent such violation arises from any information provided by the Originator or the Servicer to the Purchaser for use in marketing the Notes.

(e) The Originator shall indemnify, defend and hold harmless the Trustee and the Backup Servicer and their officers, directors, employees and agents from and against any and all Losses arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents, except to the extent that such cost, expenses, loss, claim, damage or liability shall be due to the willful malfeasance, bad faith or negligence (except for errors in judgment) of the Trustee or the Backup Servicer.

Indemnification under this Section shall survive the resignation or removal of the Servicer or the Trustee (with respect to claims arising prior to the date of such resignation or removal of the Servicer or Trustee) and the termination of this Agreement or the Indenture, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Originator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Originator, without interest. Any party seeking indemnification under this Section 7.7 (an “Originator Indemnified Party”) shall promptly notify the Originator in writing of the assertion of any claim or the discovery of any fact upon which the party seeking indemnification intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which an Originator Indemnified Party is seeking indemnification hereunder, the Originator shall have the right, at its own expense, to participate in or assume the defense thereof from the party seeking indemnification, so long as the Originator acknowledges its indemnification obligation to the applicable Originator Indemnified Party and such party shall fully cooperate with the Originator subject to reimbursement for actual out-of-pocket expenses incurred as a result of such request by the Originator; provided, however, that the Originator may not, without the prior written consent of the Majority Noteholder and the Purchaser, effect any settlement of any pending or threatened proceeding in respect of which a Noteholder or the Purchaser is or could have been a party or in respect of which indemnity could have been sought by either the Majority Noteholder or the Purchaser hereunder. The Originator may not, without the prior written consent of the Trustee or the Backup Servicer as applicable, effect any settlement of any pending or threatened proceeding in respect of which the Trustee or the Backup Servicer, as the case may be, is or could have been a party and in respect of which indemnity could have been sought by either the Trustee or the Backup Servicer hereunder, as applicable. If the Originator does not elect to assume control or otherwise participate in the defense of any third-party claim after receipt of notice thereof from the Originator Indemnified Party, the Originator, in the absence of gross negligence or willful misconduct on the part of the Originator Indemnified Party shall be bound by the results obtained by the Originator Indemnified Party with respect to such claim.

        Notwithstanding any provision of this Section 7.7 or any other provision of this Agreement, nothing herein shall be construed as to require any Gehl Party which provides indemnification hereunder to provide any indemnification hereunder or under any other Basic Document for any Losses incurred in connection with credit losses with respect to the Receivables or the Financed Equipment.

        Section 7.8.     Merger or Consolidation of, or Assumption of the Obligations of, Seller. Seller shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Seller’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Seller contained in this Agreement. Any corporation or other entity (i) into which Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which Seller shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Seller, or (iv) succeeding to the business of Seller, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Seller under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Seller under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Seller from any obligation. Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustee, the Noteholder and each Rating Agency. Notwithstanding the foregoing, Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to Seller’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.1 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) Seller shall have delivered to the Trustee, the Rating Agencies and the Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Seller shall have delivered to the Trustee, the Rating Agencies and the Noteholder an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Purchaser and the Trustee, respectively, in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

        Section 7.9.     Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VIII

THE SERVICER

        Section 8.1.     Representations of Servicer. The Servicer makes the following representations on which the Purchaser is deemed to have relied in acquiring the Receivables and on which the Noteholder is deemed to have relied in purchasing the Note. The representations are made as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Receivables conveyed on the Closing Date, and as of the applicable Funding Date, in the case of Receivables conveyed on such Funding Date, and shall survive the sale of the Receivables to the Purchaser and the pledge thereof to the Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification except where the failure to so qualify or obtain such licenses or consents could not reasonably be expected to result in a material adverse effect with respect to it or to the Receivables.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action and the Servicer has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and as such business is presently conducted, and had at all relevant times, and shall have, the power, authority and legal right to acquire, own and service the Receivables.

(d) Binding Obligation. This Agreement and the Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which to the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, material agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

(f) No Proceedings. There are no suits, actions, proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect (x) the performance by the Servicer of its obligations under or the validity or enforceability of this Agreement, the Receivables, the Note or any of the Basic Documents or (y) any action to be taken by Servicer in connection with the obligations of the Servicer under any of the Basic Documents or (D) relating to the Servicer and which might reasonably be expected to adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note.

(g) No Consents. No consent, approval, authorization or order of or declaration or filing (other than the Form 8-K to be filed by the Originator with the Securities and Exchange Commission in connection with the transactions contemplated by the Basic Documents) with any governmental authority is required to be made or obtained by the Servicer in connection with the execution, delivery and performance by the Servicer of this Agreement or the consummation of the Servicer’s duties as contemplated by this Agreement, except such as have been duly made or obtained or as may be required by the Basic Documents.

(h) Taxes. The Servicer has filed when due all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer). Any taxes, governmental fees and other governmental charges payable by the Servicer in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Servicer is a party have been paid, or will be paid, when due.

(i) Chief Executive Office. The Servicer (so long as the Originator is the Servicer) hereby represents and warrants to the Trustee that the Servicer’s principal place of business and chief executive office is 143 Water Street, West Bend, WI 53095 and shall not be moved without thirty (30) days written notice to the Majority Noteholder. The initial Servicer hereby represents that its legal name is as set forth in the first paragraph of this Agreement and its organizational identification number is 1G01013.

(j) No Default. The Servicer is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to its business as currently conducted, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Basic Documents, which either individually or in the aggregate, with respect to each of the foregoing, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, or in any impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or any of the other Basic Documents.

        Section 8.2.     Liability of Servicer; Indemnities.

(a) The Servicer shall defend, indemnify and hold harmless the Purchaser, the Seller, the Trustee, the Backup Servicer, the Noteholder and their respective officers, directors, agents and employees from and against any and all Losses arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Subservicer, agent or sub-contractor of the Servicer of any Financed Equipment.

(b) The Servicer shall indemnify, defend and hold harmless the Seller, the Purchaser, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any and all Losses, arising out of or resulting from the failure of the Servicer to comply with any federal, state or local law (including any Consumer Law) which governs the servicing of any Financed Equipment or which impose an obligation to obtain any license, complete any registration or filing or satisfy any other administrative requirement in connection with the servicing or ownership of any Financed Equipment.

(c) The Servicer, so long as it is the Originator, shall indemnify, defend and hold harmless the Purchaser, the Seller, the Trustee, the Backup Servicer, the Noteholder, any successor servicer and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, limited liability company, tangible personal property, privilege or license taxes (but not including any federal or other income or franchise taxes, including income or franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Purchaser, the pledge thereof to the Trustee or the issuance and original sale of the Note) and costs and expenses incurred in defending against the same.

(d) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Seller, the Trustee, the Backup Servicer, the Noteholder and their respective officers, directors, agents and employees from and against any and all Losses to the extent that such Losses arose out of, or were imposed upon the Purchaser, the Seller, the Trustee, the Backup Servicer or the Noteholder as a result of the negligence, willful malfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard by the Servicer of its obligations and duties under this Agreement or as a result of a breach of any representation, warranty, covenant or other agreement made by the Servicer in this Agreement.

(e) The Originator shall indemnify, defend, and hold harmless the Trustee and the Backup Servicer from and against all Losses arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful malfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee or the Backup Servicer, as applicable or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee or the Backup Servicer.

(f) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless the Noteholder for any Losses incurred by the Noteholder arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or Section 4975 of the Code as a result of the purchase or holding of Note by the Noteholder with the assets of a plan subject to such provisions of ERISA or the Code.

(g) For purposes of this Section 8.2, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 8.3) pursuant to Section 9.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 9.2. The provisions of this Section 8.2(c) shall in no way affect the survival pursuant to Section 8.2(g) of the indemnification by the Servicer provided by Section 8.2(a).

        Indemnification under this Section 8.2 shall survive the termination of this Agreement and any resignation or removal of the Originator as Servicer or any successor Servicer as Servicer (with respect to claims arising prior to the date of such resignation of removal) and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. Any party seeking indemnification under this Section 8.2 (a “Servicer Indemnified Party”) shall promptly notify the Servicer in writing of the assertion of any claim or the discovery of any fact upon which the party seeking indemnification intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which a Servicer Indemnified Party is seeking indemnification hereunder, the Servicer shall have the right, at its own expense, to participate in or assume the defense thereof from the party seeking indemnification, so long as the Servicer acknowledges its indemnification obligation to the applicable Servicer Indemnified Party and such party shall fully cooperate with the Servicer subject to reimbursement for actual out-of-pocket expenses incurred as a result of such request by the Servicer, provided, however, that the Servicer shall not effect any settlement of any pending or threatened proceeding in respect of which the Purchaser or the Noteholder is or could have been a party or indemnity could have been sought hereunder by the Purchaser or the Noteholder without the prior written consent of the Purchaser or the Majority Noteholder, as applicable; provided, further, however, that the Servicer shall not, without the prior written consent of the Trustee or the Backup Servicer, as applicable, effect the settlement of any pending or threatened proceeding in which the Trustee or the Backup Servicer are defendants and indemnity could have been sought hereunder by the Trustee or the Backup Servicer, as applicable. If the Servicer does not elect to assume control or otherwise participate in the defense of any third-party claim after receipt of notice thereof from the party seeking indemnification, the Servicer, in the absence of gross negligence or willful misconduct on the part of the party seeking indemnification, shall be bound by the results obtained by such party with respect to such claim.

        Notwithstanding any provision of this Section 8.2 or any other provision of this Agreement, nothing herein shall be construed as to require the Servicer to provide any indemnification hereunder or under any other Basic Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables or the Financed Equipment.

        Section 8.3.     Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

(a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all of its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustee, the Noteholder and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.1 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Trustee, the Rating Agencies and the Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Trustee, the Rating Agencies and the Noteholder an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Purchaser and the Trustee, respectively, in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) Any Person (i) into which the Backup Servicer (in its capacity as Backup Servicer or successor Servicer) may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

        Section 8.4.     Appointment of Subservicers. The Servicer shall be permitted to enter into agreements with collection agencies, attorneys and other professionals, experts, consultants and service providers (collectively the “Subservicers”) to assist the Servicer in the collection, repossession, refurbishing or liquidation of the Receivables or the Financed Equipment and the performance of any of its duties hereunder. The Servicer shall use due care in the selection of Subservicers and shall include a requirement in each agreement with a Subservicer that in the event such agreement is terminated, the Subservicer will deliver promptly to the Servicer all information in its possession related to the Receivables. No agreement with a Subservicer may require payment of a termination fee to the Subservicer in the event such agreement is terminated. No Subservicer shall, by virtue of any agreement with the Servicer, become the Servicer hereunder and the Servicer shall remain primarily responsible and primarily liable for the performance of all duties and obligations of the Servicer pursuant to this Agreement as if it alone were servicing the Receivables. The fees and expenses of each Subservicer shall be as agreed between the Servicer and such Subservicer and neither the Noteholder, the Purchaser nor the Seller shall have any responsibility therefor.

        Section 8.5.     Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Noteholder does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person or, (ii) in the case of the Backup Servicer, upon the prior written consent of the Noteholder. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Noteholder. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Noteholder shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Noteholder shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 8.5, the Backup Servicer may petition a court for its removal.

        Section 8.6.     Reporting Requirements. The Originator shall notify the Noteholder promptly of its filing with the Securities and Exchange Commission of (i) the consolidated balance sheet of the Servicer and its Subsidiaries as at the end of such fiscal year and (ii) the unaudited consolidated balance sheet of the Servicer and its Subsidiaries as at the end of each fiscal quarter and the related unaudited statements of earnings, stockholders equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter).

ARTICLE IX

DEFAULT

        Section 9.1.     Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

(a) Any failure by the Servicer or, for so long as the Originator or an Affiliate of the Originator is the Servicer, the Purchaser, to deliver any proceeds or payments required to be so delivered under this Agreement or any other Basic Document that continues unremedied for a period of two (2) Business Days (or one (1) Business Day with respect to payment of Purchase Amounts after written notice is received by the Servicer from the Trustee or the Noteholder or after discovery of such failure by a Executive Officer of the Servicer;

(b) Failure by the Servicer to deliver to the Trustee and the Noteholder, the Servicer’s Certificate by 12:00 noon New York City time on the second Business Day after the date such Servicer’s Certificate is required to be delivered;

(c) Failure on the part of the Servicer or, for so long as the Originator or an Affiliate of the Originator is the Servicer, the Purchaser, to duly observe or perform in any material respect any other covenants or agreements of the Servicer or, for so long as the Originator or an Affiliate of the Originator is the Servicer, the Purchaser, as the case may be, which failure materially and adversely affects the rights of the Noteholder and (other than covenants and agreements related to the merger of the Servicer and the perfection and maintenance of any security interest by the Servicer) continues unremedied for a period of thirty (30) days after the earlier of knowledge thereof by an Executive Officer of the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Noteholder;

(d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the Bankruptcy Code, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its properties or ordering the winding up or liquidation of the affairs of the Servicer or the commencement of an involuntary case under the Bankruptcy Code, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

(e) The commencement by the Servicer of a voluntary case under the Bankruptcy Code, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the assets of the Servicer of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors generally or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any other Basic Document to which it is a party or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and within 30 days after the earlier of knowledge thereof by an Executive Officer of the Servicer or after written notice thereof shall have been given to the Servicer by the Trustee or the Noteholder the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(g) If during any period hereafter, the average of the Delinquency Ratios for the last day of each of the preceding three Accrual Periods exceeds 7%;providedhowever that in the event that the Servicer is terminated after the occurrence of a Servicer Termination Event, the Backup Servicer, the Originator and the Note Purchaser shall negotiate in good faith to establish, within ninety (90) days of the Assumption Date, a new Delinquency Ratio with respect to the Receivables, which shall replace the Delinquency Ratio set forth in this subclause (g);

(h) The Loss Ratio exceeds 1.25% while the Originator is the Servicer;

(i) The Noteholder shall not have delivered (or been deemed to have delivered) a Servicer Extension Notice in accordance with Section 4.15;

(j) An Event of Default shall have occurred and be continuing while the Originator is Servicer;

(k) The Servicer Pool Loss Ratio shall equal or exceed 7.5% while the Originator is the Servicer; or

(l) The Servicer Delinquency Ratio shall equal or exceed 10% while the Originator is the Servicer.

        In the event that the Servicer, Purchaser or Trustee gains knowledge of the occurrence of a Servicer Termination Event, the Servicer, Purchaser or Trustee, as applicable, shall promptly notify the Noteholder in writing of such occurrence; provided, that, the Servicer shall be deemed to satisfy such obligation upon its delivery of an Officer’s Certificate in accordance with Section 4.10 hereof.

        Section 9.2.     Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Noteholder by notice given in writing to the Servicer (with copies to the Trustee and the Backup Servicer) may terminate all of the rights and obligations of the Servicer under this Agreement. The outgoing Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Accrual Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Note or the Receivables and Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Noteholder under Section 9.3); provided, however, that the Backup Servicer or the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Backup Servicer or the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer; provided, further, however that the Majority Noteholder shall provide the Backup Servicer with at least 5 days’ prior written notice of its appointment as successor servicer, which notice shall specify the date on which the Backup Servicer shall assume the obligations of the Servicer hereunder (the “Assumption Date”); provided, further, however, that the Majority Noteholder acknowledges that following the Assumption Date, a transition period which shall not exceed thirty (30) days, shall occur during which the Backup Servicer shall complete the transfer of all Receivables and servicing files and to implement the systems and procedures required to service the Receivables in accordance with servicing procedures and standards set forth herein and provided further that during the 30 day transition period referenced in this Section 9.2, the Backup Servicer’s liability for the performance of its duties hereunder shall be limited to those duties which the Backup Servicer has affirmatively undertaken during the transition period, notwithstanding the forgoing, at the end of the transition period, the Backup Servicer shall be responsible for the performance of all of the duties of the Servicer as described herein irrespective of the completeness of the transition of the servicing function at that time. The Backup Servicer or successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Purchaser as lienholder or secured party with respect to the Receivables, or otherwise. The terminated Servicer agrees to cooperate with the Backup Servicer or successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the Backup Servicer or successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files that shall at the time be held by the terminated Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Backup Servicer or successor Servicer to service the Receivables and the Other Conveyed Property. Subject to Section 5.6(b), all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring any Receivable Files to the Backup Servicer or successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 9.2 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, and subject to Section 5.6(b) hereof, any Backup Servicer or successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to Section 5.6 hereof. Upon receipt of notice of the occurrence of a Servicer Termination Event, the Trustee shall give notice thereof to the Rating Agencies and the Noteholder. If requested by the Noteholder, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the Backup Servicer or the successor Servicer at the direction and expense of the Noteholder. The terminated Servicer shall grant the Trustee, the Backup Servicer or the successor Servicer and the Noteholder reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense during normal business hours as reasonably required to effectuate the efficient and complete transfer of the servicing function. Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor Servicer. In no event shall the successor servicer be liable for the acts or omissions of the predecessor Servicer.

        Section 9.3.     Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2, upon non-extension of the servicing term as referred to in Section 4.15, or upon the resignation of the Servicer pursuant to Section 8.5, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of expiration and non-renewal of the term of the Servicer upon the expiration of such term, and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel; provided, however, that with respect to clause (x) above, the Servicer shall not be relieved of its duties, obligations and liabilities as Servicer until the Backup Servicer or a successor Servicer has assumed such duties, obligations and liabilities and the Rating Agency Condition shall have been satisfied.

(b) Notwithstanding the preceding sentence, if the Backup Servicer or any other successor Servicer shall not have assumed the duties, obligations and liabilities of Servicer within 45 days of the termination, non-extension or resignation described in this Section 9.3, the Servicer may petition a court of competent jurisdiction to appoint a successor servicer as the successor to the Servicer. Pending appointment as successor Servicer, Backup Servicer (or such other Person as shall have been appointed by the Noteholder) shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer (unless it is legally unable to do so) shall continue to act as Servicer until a successor has been appointed and accepted such appointment. In the event of termination of the Servicer, the Backup Servicer shall assume the obligations of Servicer hereunder on the Assumption Date and in the event that the Noteholder shall have determined that a Person other than the Backup Servicer shall be the successor Servicer in accordance with Section 9.2 or on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the Backup Servicer’s assumption of, and its agreement to perform and observe, certain of the duties, responsibilities and obligations of the Originator as Servicer, or any successor Servicer, under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for any duties, responsibilities, obligations or liabilities of (i) the Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for any duties, responsibilities, obligations or liabilities of the Servicer arising on or before the Assumption Date under Section 4.7 or Section 8.2 of this Agreement, whether provided by the terms of this Agreement, arising by operation of law or otherwise, or (ii) under Section 8.2(a) or Section 8.2(e). Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Trustee or the Noteholder may petition a court of competent jurisdiction to appoint any successor servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer (unless it is legally unable to do so) shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.5. In no event shall the Trustee be required to act as successor Servicer or perform any duties of the successor Servicer hereunder.

(c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder, provided however, that the Backup Servicer shall be entitled to the fees and expenses described in the Backup Servicer Fee Letter.

        Section 9.4.     Notification to the Noteholder. Upon any termination of, or appointment of a successor to, the Servicer, the Trustee shall give prompt written notice thereof to the Noteholder and to the Rating Agencies.

        Section 9.5.     Waiver of Past Defaults. The Noteholder may waive in writing any default by the Servicer in the performance of its obligations under this Agreement and the consequences thereof. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. The Servicer shall give prompt written notice of such waiver to the Rating Agencies, the Backup Servicer, the Trustee and the Rating Agency Condition must have been satisfied prior to such waiver becoming effective.

        Section 9.6.     Action Upon Certain Failures of the Servicer. In the event that the Trustee shall have knowledge of any failure of the Servicer specified in Section 9.1 which would give rise to a right of termination under such Section upon the Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer and the Noteholder. For all purposes of this Agreement (including, without limitation, this Section 9.6), the Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Section 9.1(c) through Section 9.1(h) unless notified thereof in writing by the Servicer or the Noteholder. The Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 9.1.

ARTICLE X

MISCELLANEOUS PROVISIONS

        Section 10.1.     Amendment.

(a) This Agreement may not be waived, amended or otherwise modified except in a writing signed by the parties hereto and the Majority Noteholder.

(b) Prior to the execution of any such amendment, waiver or consent, and prior to the effectiveness of such amendment, waiver or consent, the Trustee shall furnish a copy of such amendment, waiver or consent to the Majority Noteholder and Rating Agencies, and such amendment, waiver or consent may be executed only after written consent of the Majority Noteholder has been received and the Rating Agency Condition has been satisfied.

(c) Prior to the execution of any amendment, waiver or consent to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment, waiver or consent is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.2(b) has been delivered.

(d) The Trustee may, but shall not be obligated to, enter into any such amendment, waiver or consent which affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(e) This agreement may be amended with the consent of the Majority Noteholder (which consent shall not be unreasonably withheld or delayed) (i) to fix errors, ambiguities and omissions and (ii) to facilitate the execution of a Hedge Agreement, provided (1) the Rating Agencies affirm in writing the greater of the then current credit rating of the Note and BBB-/Baa3, (2) the Hedge Counterparty is rated A/A2 or better, and (3) such amendment is limited to prepayment restrictions on the Note, minimum and maximum outstanding principal balances, and any other provisions required by the Rating Agencies and Hedge Counterparty exclusively to accommodate such Hedge Agreement.

        Section 10.2.     Protection of Title to Property.

(a) The Originator, the Seller, the Purchaser or the Servicer or each of them shall authorize, execute (if necessary) and file such financing statements and cause to be authorized, executed (if necessary) and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Purchaser, the Noteholder and the Trustee in the Receivables and the Other Conveyed Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Noteholder and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) None of the Originator, the Seller, the Purchaser or the Servicer shall change its name, identity, jurisdiction of organization, form of organization or corporate or limited liability company structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Noteholder and the Trustee at least thirty (30) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Originator, the Purchaser, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel to the Trustee and the Noteholder, in a form and substance reasonably satisfactory to the Noteholder, stating either (A) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller, the Purchaser, the Originator and the Servicer shall have an obligation to give the Noteholder and the Trustee at least 30 days’ prior written notice of any relocation of its chief executive office or a change in its jurisdiction of organization if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times be organized under the laws of the United States (or any State thereof), maintain each office from which it shall service Receivables, and its chief executive office and jurisdiction of organization, within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Purchaser, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivables and that such Receivables are owned by the Purchaser and pledged to the Trustee for the benefit of the Noteholder. Indication of the Purchaser’s and the Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Related Receivable shall have been paid in full or repurchased.

(f) If at any time, the Originator, the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in equipment receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser and pledged to the Trustee for the benefit of the Noteholder.

        Section 10.3.     Notices. All demands, notices and communications upon or to the Originator, the Seller, the Purchaser, the Backup Servicer, the Servicer, the Trustee or the Rating Agencies under this Agreement shall be in writing and delivered by electronic mail, via facsimile, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Gehl Receivables LLC, 143 Water Street, West Bend, WI 53095, Attention: Michael J. Mulcahy, Vice President, Secretary and General Counsel, Telecopy: 262-334-6603, E-mail: mmulcahy@gehl.com; (b) in the case of the Originator or the Servicer, to Gehl Company, 143 Water Street, West Bend, WI 53095, Attention: Michael J. Mulcahy, Vice President, Secretary and General Counsel, Telecopy: 262-334-6603, E-mail: mmulcahy@gehl.com; (c) in the case of the Purchaser, to Gehl Funding LLC, 143 Water Street, West Bend, WI 53095, Attention: Michael J. Mulcahy, Vice President, Secretary and General Counsel, Telecopy: 262-334-6603, E-mail: mmulcahy@gehl.com; (d) in the case of the Trustee at the Corporate Trust Office, Attention: Global Debt, Structured Finance Administration; Telecopy: 212-623-5932; (e) in the case of the Backup Servicer, to Systems and Services Technologies, Inc., 4315 Pickett Road, St. Joseph, Missouri, 64503, Attention: John J. Chappell and Joseph Booz, Telecopy: (816) 671-2029; (f) in the case of the Noteholder, to UBS Real Estate Securities Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attention: Tamer El-Rayess, Telecopy: (212) 713-7999 Email: tamer.el-rayess@ubs.com; (g) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telecopy: (212) 533-3850; and (h) in the case of Standard & Poor’s, to Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telecopy: (212) 438-2649. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

        Section 10.4.     Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.4, Section 8.3 and this Section 10.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Originator, the Purchaser, the Seller or the Servicer without the prior written consent of the Trustee, the Backup Servicer and the Noteholder; providedthat the Purchaser will grant all of its right, title and interest herein as Collateral to the Trustee for the benefit of the Noteholder.

        Section 10.5.     Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Noteholder (or its assignee, as a third-party beneficiary). Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        Section 10.6.     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 10.7.     Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 10.8.     Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        Section 10.9.     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTIONS 2.1(A) AND 2.2 OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER SUCH SECTION SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 10.10.     Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment for security and grant of a security interest by the Purchaser to the Trustee pursuant to the Indenture for the benefit of the Noteholder of all right, title and interest of the Purchaser in, to and under the Receivables and Other Conveyed of Property.

        Section 10.11.     Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, the Originator, the Servicer and the Seller shall not, prior to the date which is one year and one day after the date on which all principal, interest, fees and all other amounts in respect of the Notes have been paid in full, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser in connection with any obligations arising under or in connection with any of the Basic Documents including, without limitation, any breach of a representation and warranty or other agreement by the Purchaser hereunder.

(b) The Gehl Parties hereby agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Trustee on behalf of the Noteholder or the Noteholder

        Section 10.12.     Limitation of Liability of Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by JPMorgan Chase Bank, National Association, not in its individual capacity but solely as Trustee and in no event shall JPMorgan Chase Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder or in any of the certificates, notices or agreements delivered by the Purchaser pursuant hereto, as to all of which recourse shall be had solely to the assets of the Purchaser.

        Section 10.13.     Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Purchaser, the Trustee and Backup Servicer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Purchaser in any way and shall not otherwise be deemed an agent of the Purchaser.

        Section 10.14.     No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and the Purchaser as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

        Section 10.15.     Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Purchaser and the Seller that the transfer and assignment of the property contemplated by Section 2.1(a) of this Agreement shall constitute a sale of property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

(b) none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement;

(c) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and

(d) the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

        Section 10.16.     Special Supplemental Agreement. If any party to this Agreement is unable to sign any amendment or supplement due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholder shall be sufficient to amend this Agreement without such party’s signature.

        Section 10.17.     Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser hereunder are solely the obligations of the Purchaser, and shall be payable by the Purchaser, solely as provided herein. The Purchaser shall only be required to pay (a) any fees, expenses, indemnities or other liabilities that it may incur hereunder including any liability on any Notes (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.6(b) and (ii) only to the extent the Purchaser receives additional funds for such purposes or to the extent it has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Purchaser incurred in accordance with the Purchaser’s limited liability company agreement and all financing documents to which the Purchaser is a party. In addition, no amount owing by the Purchaser hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Purchaser arising out of or based upon any provision herein, against any member, employee, officer, agent, director or authorized person of the Purchaser or any Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

        Section 10.18.     Acknowledgement of Roles. The parties expressly acknowledge and consent to JPMorgan Chase Bank, National Association and its affiliate Systems and Services Technologies, Inc. acting in the multiple capacities of Backup Servicer, Trustee and Custodian. The parties agree that such entities acting in such multiple capacities shall not be subject to any claim, defense or liability arising from their performance in any such capacities based on conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by JPMorgan Chase Bank, National Association or Systems and Services Technologies, Inc. of any other such capacity or capacities in accordance with this Agreement or any other Basic Documents to which they are parties.

        Section 10.19.     Termination. The respective obligations and responsibilities of the Seller, the Purchaser, the Servicer, the Backup Servicer, and the Trustee created hereby shall terminate on the Termination Date; provided, however, that in any case there shall be delivered to the Trustee and the Noteholder an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired. The Servicer shall promptly notify the Trustee, the Seller, the Issuer, each Rating Agency and the Noteholder of any prospective termination pursuant to this Section 10.19.

        Section 10.20.     Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        Section 10.21.     Waiver of Trial by Jury. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        Section 10.22.     Process Agent. Each of the Originator, Purchaser, Seller, Servicer and Trustee agrees that the process by which any proceedings in the State of New York are begun may be served on it by being delivered by certified mail at the chief executive office or corporate trust office, as applicable, or at its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on the Originator’s, Purchaser’s, Seller’s, Servicer’s or Trustee’s behalf, the Originator, Purchaser, Seller, Servicer or Trustee, as applicable, shall, on the written demand of the process agent, appoint a further person in the State of New York to accept service of process on its behalf and, failing such appointment within 15 days, the process agent shall be entitled to appoint such a person by written notice to the Originator, Purchaser, Seller, Servicer or Trustee, as applicable. Nothing in this sub-clause shall affect the right of the process agent to serve process in any other manner permitted by law.

        Section 10.23.     No Set-Off. Each of the Originator, Seller and Servicer agrees that it shall have no right of set-off or banker’s lien against, and no right to otherwise deduct from, any funds held in any account described herein or in the Basic Documents for any amount owed to it under the Basic Documents.

        Section 10.24.     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

        Section 10.25.     Merger and Integration. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

        Section 10.26.     Survival of Representations and Warranties. The representations and warranties of the parties hereto and all provisions for remedies and indemnification contained herein shall survive the termination of this Agreement. In addition, all causes of action arising prior to the date of termination shall continue in full force and effect irrespective of the termination of this Agreement.

[Signature Page to Sale and Servicing Agreement]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

GEHL FUNDING LLC, as Purchaser
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and Chief Financial Officer
GEHL RECEIVABLES LLC, as Seller
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and Chief Financial Officer
GEHL COMPANY, as Servicer and Originator
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and Chief Financial Officer
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee
By: /s/ Daniel C. Brown, Jr.
Title: Daniel C. Brown, Jr.
Vice President

[Signature Page to Sale and Servicing Agreement]

SYSTEMS AND SERVICES TECHNOLOGIES, INC.,
as Backup Servicer and Custodian
By: /s/ Kimberly K. Costa
Title: Vice President

[Signature Page to Sale and Servicing Agreement]

ANNEX A

DEFINED TERMS

        “Accountants’ Report” means the report of a firm of Independent Accountants as described in Section 4.11 of the Sale and Servicing Agreement.

        “Accrual Period” means, a calendar month; provided that the initial Accrual Period shall be the period from and including the day after the initial Cutoff Date to and including February 28, 2005.

        “Act” has the meaning specified in Section 11.3 of the Indenture.

        “Addition Notice” means, with respect to any transfer of Receivables to the Purchaser pursuant to Section 2.1 of the Sale and Servicing Agreement, notice of the Seller’s election to transfer Receivables to the Purchaser, such notice to designate the related Funding Date and the aggregate principal amount of Receivables to be transferred on such Funding Date, substantially in the form of Exhibit D to the Sale and Servicing Agreement.

        “Advance” has the meaning set forth in paragraph 4 of the recitals to the Note Purchase Agreement.

        “Advance Amount” means with respect to the Receivables, an amount equal to the lesser of (i) the excess of the Maximum Invested Amount over the Invested Amount of the Note as of such Funding Date; and (ii) the excess of the Borrowing Base (taking into account the amount of the Receivables to be purchased on such Funding Date), plus the sum of (x) the face amount of any Eligible Investments and (y) the Available Funds (exclusive of Eligible Investments) on deposit in the Collection Account.

        “Advance Rate” means as of any day of determination, an amount equal to the lesser of (I) 90.5% (or such higher percentage as shall be permitted by the Rating Agencies without a corresponding reduction in the rating of the Note below “Baa2” by Moody’s or “BBB” by Standard & Poors), and (II) 100% minus the product of (x) 2.5 and (y) the Weighted Average Life of the Receivables and (z) the product of (i) 4 and (ii) the current Loss Ratio.

        “Advance Request” has the meaning set forth in Section 2.03 of the Note Purchase Agreement.

        “Affiliate” of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

        “Aggregate Adjusted Receivable Balance” shall be an amount equal to the Aggregate Discounted Eligible Receivable Balance, minus the sum of (i) the Aggregate Concentration Adjustment Amount, (ii) the aggregate principal balance of the Defaulted Receivables discounted at the Portfolio Discount Rate and (iii) the LTV Adjustment Amount.

Annex A - 1

        “Aggregate Concentration Adjustment Amount” shall mean, without duplication, the portion of the Aggregate Discounted Eligible Receivable Balance which exceeds the following concentration limits:

(i) 1.25% for Eligible Receivables originated with any single Obligor;

(ii) 75% for Eligible Receivables originated by construction equipment dealers or by Gehl Equipment Sellers with construction equipment dealers;

(iii) 20% for Eligible Receivables which are Rental Fleet Receivables;

(iv) 5% for Eligible Receivables that are secured entirely by attachments;

(v) 15% for Eligible Receivables secured by Eligible Used Equipment that is not Equipment less than one year old that was sold out of a Dealer’s rental fleet;

(vi) 7% for Eligible Receivables that provide for balloon payments;

(vii) 10% for Eligible Receivables which provide for non-monthly payments, irregular payments , interest rates which increase after a predetermined period, or initial payment deferrals (other than balloon payments);

(viii) 1% for Eligible Receivables originated with any federal, state or municipal government entity;

(ix) 5% for Eligible Receivables with an original term of sixty (60) months or greater;

(x) 12% for Eligible Receivables originated with Obligors which reside in any single state;

(xi) 5% for Eligible Receivables which are Rental Fleet Receivables which are secured by agricultural equipment;

(xii) 10% for Eligible Receivables which include extended warranty contracts; or

(xiii) 2% for Eligible Receivables which are subject to an extension or other modification pursuant to Section 4.2 of the Sale and Servicing Agreement.

        “Aggregate Discounted Eligible Receivable Balance” means the aggregate amount of the Discounted Eligible Receivable Balance for all Eligible Receivables.

        “Aggregate Principal Balance” means, with respect to any date of determination and with respect to the Receivables or the Eligible Receivables, the sum of the Principal Balances for all Receivables or the Eligible Receivables (other than (i) any Receivable or Eligible Receivable, as applicable, that became a Liquidated Receivable prior to the end of the most recently ended Accrual Period and (ii) any Receivable or Eligible Receivable, as applicable, that became a Purchased Receivable prior to the end of the most recently ended Accrual Period) as of the date of determination.

Annex A - 2

        “Amortization Period” means the period beginning on the Facility Termination Date and ending on the Final Scheduled Payment Date.

        “Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Equipment and any related costs, including amounts advanced in respect of accessories, service and warranty contracts, other items customarily financed as part of retail equipment installment sale contracts or promissory notes, and related costs.

        “Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges, as stated in the related Contract.

        “Applicable Margin” means with respect to any day (a) prior to the occurrence of an Event of Default, 0.80% and (b) commencing on and during the continuance of an Event of Default, the sum of (i) 0.80% plus (ii) the Default Applicable Margin.

        “Assignment” means an assignment from the Seller to the Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by the Seller to the Purchaser on any Funding Date, in substantially the form of Exhibit C to the Sale and Servicing Agreement.

        “Assumption Date” has the meaning set forth in Section 9.2 of the Sale and Servicing Agreement.

        “Authorized Officer” means, with respect to the Servicer or Issuer, any officer or agent acting pursuant to a power of attorney of such Person, who is authorized to act therefor and who is identified on the list of Authorized Officers delivered by such Person to the Trustee and the Note Purchaser on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

        “Available Funds” means, for each Payment Date, the sum of the following amounts deposited into the Collection Account with respect to the preceding Accrual Period, without duplication: (i) all collections on the Receivables; (ii) Net Liquidation Proceeds received during such Accrual Period with respect to Liquidated Receivables; (iii) all Purchase Amounts deposited in the Collection Account by the related Determination Date pursuant to the Sale and Servicing Agreement; (iv) Investment Earnings on the Pledged Accounts for the related Payment Date; (v) all amounts received pursuant to Receivable Insurance Policies with respect to any Financed Equipment; (vi) any amounts received by the Purchaser pursuant to the Hedge Agreements; (vii) the Purchase Amount for any Receivable repurchased by the Seller or the Servicer during such Accrual Period and the Repurchase Price paid to the Seller for any Receivables repurchased in accordance with Section 5.9 of the Sale and Servicing Agreement; (viii) all Dealer Reserve Amounts deposited into the Collection Account in accordance with the Sale and Servicing Agreement; (ix) any amounts transferred from the Reserve Account in accordance with Section 5.4 of the Sale and Servicing Agreement, on a Deficiency Claim Date; and (x) an amount equal to the excess of the amount on deposit in the Cap Distribution Account over the Noteholder’s Monthly Cap Distributable Amount for the related Payment Date on the related Determination Date.

Annex A - 3

        “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

        “Backup Servicer” means Systems and Services Technologies, Inc., in its capacity as Backup Servicer pursuant to the Sale and Servicing Agreement or as a successor Servicer upon the occurrence of a Servicer Termination Event, as applicable.

        “Backup Servicing Fee” means the fee payable to the Backup Servicer on each Payment Date so long as the Originator or any successor Servicer (other than the Backup Servicer) is the Servicer, which shall be as set forth in the Fee Schedule.

        “Basic Documents” means the Purchase and Sale Agreement, the Indenture, the Sale and Servicing Agreement, the Lockbox Agreement, the Note Purchase Agreement, the Hedge Agreement, the Intercreditor Agreement and all documents, agreements and certificates delivered in connection therewith.

        “Benefit Plan” shall mean an “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or any “plan” as defined in Section 4975 of the Code.

        “Board of Managers” means those Persons appointed or elected by the member(s) of a limited liability company to oversee the management of such entity.

        “Borrowing Base” means the product of (i) the Aggregate Adjusted Receivable Balance and (ii) the Advance Rate.

        “Borrowing Base Certificate” means, with respect to any transfer of Receivables, the certificate of the Servicer setting forth the calculation of the Borrowing Base, substantially in the form of Exhibit A to the Note Purchase Agreement.

        “Borrowing Base Deficiency” means the excess, if any, of (i) the Invested Amount over (ii) the sum of (A) the Borrowing Base plus (B) the face amount of any Eligible Investments on deposit in the Collection Account in excess of the current Available Funds.

        “Business Day” means any (i) day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Wisconsin, New York (or the state in which any successor servicer is located) are obligated to be closed and (ii) if the applicable Business Day relates to the determination of LIBOR, a day which is a day described in clause (i) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

        “Cap Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

Annex A - 4

        “Cash Reserve Amount” means, with respect to any Determination Date, a portion of the amount on deposit in the Reserve Account equal to the sum of (i) $250,000 and (ii) the Noteholder’s Monthly Interest Distributable Amount.

        “Casualty” means, with respect to Financed Equipment, the total loss or destruction of such Financed Equipment.

        “Change of Control” means, with respect to any Person, a change resulting when any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of such Person, (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of such Person such that such nominees when added to any existing manager remaining on the Board of Directors of such Person after such election who is an Affiliate or Related Person of such Person or Group shall constitute a majority of the Board of Directors of such Person. As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the Exchange Act; (c) “Unrelated Person” shall mean at any time any Person other than the Originator or any of its Subsidiaries and other than any trust for any employee benefit plan of the Originator or any of its Subsidiaries; (d) “Related Person” shall mean any other Person owning (1) 5% or more of the outstanding common stock or membership interests of such Person, or (2) 5% or more of the Voting Stock of such Person; and (e) “Voting Stock” of any Person shall mean the capital stock, membership interests or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors or Board of Managers (or other governing body) of such Person.

        “Closing Date” means February 24, 2005.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

        “Collateral” has the meaning specified in the Granting Clause of the Indenture.

        “Collateral Agent” means JPMorgan Chase Bank, National Association.

        “Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

        “Commission” means the United States Securities and Exchange Commission.

        “Commitment” means the obligation of the Note Purchaser to make Advances to the Issuer pursuant to the terms of the Note Purchase Agreement and the other Basic Documents.

        “Company” means Gehl Company, a Wisconsin corporation.

Annex A - 5

        “Consolidated Total Adjusted Equity” of any Person means, with respect to any fiscal quarter, the total shareholders’ equity of such Person and its consolidated Subsidiaries that, in accordance with generally accepted accounting principles, is reflected on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such fiscal quarter, minus the aggregate amount of such Person’s intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

        “Consumer Laws” means federal and State usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, any State law adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other federal, State and local consumer credit laws and equal credit opportunity and disclosure laws.

        “Contract” means a retail installment sale contract or installment promissory note or security agreement in substantially the form set forth as Exhibit E to the Sale and Servicing Agreement and relating to the sale or refinancing of new or used agricultural and construction equipment and other writings related thereto from time to time.

        “Corporate Trust Office” means with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office is located at 4 New York Plaza, 6th Floor, New York, New York, 10004, Attention: Global Debt, Structured Finance Administration, or at such other address as the Trustee may designate from time to time by notice to the Note Purchaser, the Servicer, the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Note Purchaser).

        “Cram Down Loss” means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Receivable Payments to be made on a Receivable, an amount equal to such reduction in the Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Receivable Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date such order is entered.

        “Custodial Receipt” shall have the meaning set forth in Section 3.5 of the Sale and Servicing Agreement.

        “Custodian” means Systems and Services Technologies, Inc. and its successors, in its capacity as Custodian pursuant to the Sale and Servicing Agreement.

        “Cutoff Date” means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the Schedule of Receivables attached to the Sale and Servicing Agreement or any Assignment.

Annex A - 6

        “Dealer” means, with respect to a Receivable, the seller or financier of the related Financed Equipment (other than a Gehl Equipment Seller) who originated and assigned such Receivable to the Originator.

        “Dealer Agreement” means the Gehl Finance Dealer Contract Purchase Agreement between the Originator or a subsidiary of the Originator and any Dealer or Gehl Equipment Seller (in substantially the forms attached as Exhibit F to the Sale and Servicing Agreement), which governs the sale and financing of any Financed Equipment and shall include all documents, recourse letters and other instruments executed in connection therewith.

        “Dealer Recourse” means all rights against, and proceeds from, recourse of any kind against Dealers with respect to the Receivables as described in the Dealer Agreements (other than Dealer Reserve Amounts) including, without limitation, rights and proceeds in respect of a Dealer’s failure to obtain a first priority perfected security interest in the Financed Equipment and general recourse against a Dealer pursuant to any Dealer Agreement.

        “Dealer Reserve Amount” means a percentage, equal to or less than 3%, of the Amount Financed in each Contract which the Company retains as a reserve in accordance with its policies.

        “Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

        “Default Applicable Margin” means 2%.

        “Defaulted Receivable” means, with respect to any Receivable as of any date, a Receivable with respect to which: (i) any portion of its Scheduled Receivable Payment is more than 90 days past due as of the end of the immediately preceding Accrual Period, (ii) the related Obligor has been identified on the records of the Servicer as being the subject of a current bankruptcy preceding; (iii) the Servicer has repossessed the related Financed Equipment (and any applicable redemption or acceleration period has expired) as of the end of the immediately preceding Accrual Period, or (iv) such Receivable has been written off by the Servicer as uncollectible in accordance with the Servicer’s policies or the Servicer has determined in good faith that payments thereunder are not likely to be resumed.

        “Defective Receivable” means a Receivable that is subject to repurchase pursuant to Section 3.3 or Section 4.7 of the Sale and Servicing Agreement.

        “Deficiency Claim Amount” has the meaning set forth in Section 5.4(b) of the Sale and Servicing Agreement.

        “Deficiency Claim Date” has the meaning set forth in Section 5.4(b) of the Sale and Servicing Agreement.

        “Deficiency Notice” has the meaning set forth in Section 5.4(b) of the Sale and Servicing Agreement.

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        “Delinquency Ratio” means, as of any date of determination, the average for the three (3) months preceding such date of determination of the Aggregate Principal Balance of the Delinquent Receivables divided by the Aggregate Principal Balance of the Receivables.

        “Delinquent Receivables” means any Receivable (other than Defaulted Receivables) with respect to which any portion of the Scheduled Receivable Payment is more than sixty (60) days past due as of the end of the immediately preceding Accrual Period.

        “Delivery” means, when used with respect to Pledged Account Property:

        (i)     the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article 8 of the UCC (and not the 1994 Revision to Article 8 of the UCC as referred to in (ii) below):

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (1) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (2) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a “custodian bank” (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

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(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Pledged Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depository” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Pledged Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Pledged Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian; or

        (ii)     the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

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(1) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

(2) by physical delivery of such certificated security in registered form to a “securities intermediary” (as defined in Section 8-102(a)(l4) of the UCC) acting on behalf of the Trustee if the certificated security has been specially endorsed to the Trustee by an effective endorsement.

(c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a “depositary” pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(d) with respect to any item of Pledged Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above, transfer thereof:

(1)(A) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof;

(B) by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Trustee, or having become the registered owner acknowledges that it holds for the Trustee;

(2) the issuer thereof has agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

(e) with respect to a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC):

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(1) if a securities intermediary (A) indicates by book entry that a “financial asset” (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee’s “securities account” (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and in either case, accepts it for credit to the Trustee’s securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee’s securities account, or (D) has agreed that it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the “entitlement holder” (as defined in Section 8-l02(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trustee of (I) a specific certificated security in the securities intermediary’s possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary’s possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary;

(f) in each case of delivery contemplated pursuant to clauses (a) through (e) of subsection (ii) hereof, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Trust Property which constitutes a security is held in trust pursuant to and as provided in the Sale and Servicing Agreement.

        “Determination Date” means, with respect to any Payment Date, the second Business Day immediately preceding such Payment Date.

        “Discounted Eligible Receivable Balance” means, for each Eligible Receivable, the lesser of (i) the Principal Balance of any Eligible Receivable and (ii) the present value of all principal and interest payments due (excluding any amounts due 72 months following the date such Receivable was originated) over the remaining term of the related Contract, discounted at the Portfolio Discount Rate.

        “Dollar” means lawful money of the United States.

        “Draw Date” means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

        “Eligible Account” means either (i) a segregated non-interest bearing trust account that is maintained with a depository institution reasonably acceptable to the Note Purchaser, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s and reasonably acceptable to the Note Purchaser.

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        “Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated “A-1+” by Standard & Poor’s and “P-1” by Moody’s;

(c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated “A-1+” by Standard & Poor’s and “P-1” by Moody’s;

(d) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated “A-1+” by Standard & Poor’s and “P-1” by Moody’s and long term unsecured debt obligations are rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s;

(f) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby;

(g) any other investment as may be acceptable to the Note Purchaser, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Trustee by the Note Purchaser, so long as the Note Purchaser and the Trustee has received written notification from each Rating Agency that the acquisition of such investment will satisfy the Rating Agency Condition; or

(h) a trust or deposit account of the Trustee with interest or other compensation to be agreed to in writing between the Trustee and the Company.

        Any of the foregoing Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

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        “Eligible Receivables” means, as of any date of determination, Receivables with respect to which each of the following are true:

(a) such Receivables have been originated in connection with the sale of Financed Equipment to an Obligor which is located in the United States of America or its territories by a Dealer or a Gehl Equipment Seller in the ordinary course of its business;

(b) such Receivables have been originated by a Dealer or a Gehl Equipment Seller which had all necessary licenses and permits required to originate such Receivables in the state in which the Receivables were originated or where the Obligor resides, as applicable, and with respect to which the Note Purchaser shall have received a copy of a survey and a legal opinion from counsel to the Company in form and substance acceptable to the Note Purchaser in accordance with the requirements of the Note Purchase Agreement;

(c) the Company at the time of its acquisition of the Receivables and at the time of its sale of the Receivables under the Basic Documents had all necessary licenses and permits required to originate, own, service and transfer such Receivables, as applicable, and shall have been qualified to do business in each state in which the related Receivables were originated to the extent required by the laws of such state, except where the failure to be so qualified will not have a material adverse effect on the value or enforceability of the Receivables;

(d) the contracts and other documents constituting each Receivable were fully and properly executed by the parties thereto;

(e) such Receivables have been purchased by the Seller pursuant to the Purchase and Sale Agreement directly from the Originator which acquired the Receivables from Dealers or Gehl Equipment Sellers and such Receivables have been validly sold and assigned to the Purchaser hereunder without any intervening assignments;

(f) such Receivables constitute valid, subsisting and enforceable first priority perfected security interests in favor of the Originator in the Financed Equipment, which security interests have been validly assigned by the Originator to the Seller and by the Seller to the Purchaser and pledged by the Purchaser to the Trustee for the benefit of the Noteholder and which secure the Obligors’ indebtedness under the Receivables;

(g) such Receivables are evidenced by contracts which contain customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof are adequate for realization against the Collateral of the benefits of the security, including without limitation the right of repossession following a default;

(h) such Receivables provide for payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment) and yield interest at the Annual Percentage Rate (which may include Receivables which have interest rates which increase after a predetermined time period);

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(i) if such Receivables are Rule of 78‘s Receivables, in the event that such Receivable is prepaid in full, the Contract provides for the payment of a full month’s interest in the month of prepayment, at the Annual Percentage Rate of such Receivable;

(j) such Receivables are either Rule of 78‘s Receivables or Simple Interest Receivables;

(k) such Receivables were sold by a Dealer or a Gehl Equipment Seller to the Originator without any fraud or misrepresentation on the part of such Dealer or Gehl Equipment Seller;

(l) in the case of Contracts which require balloon payments and which have a term of five (5) years of more, the amount of the related balloon payment may not exceed 30% of the original Financed Amount of the Contract;

(m) such Receivables contain no future funding obligations;

(n) such Receivables (i) are Rental Fleet Receivables or (ii) arise from the sale or financing of Financed Equipment or the provision of services to the related Obligor or Dealer by the Originator;

(o) the related Financed Equipment is either sold under the “Gehl” or “Mustang” brand name or is an attachment;

(p) such Receivables satisfy all applicable requirements of the Originator’s Underwriting Practices and Procedures;

(q) such Receivables arise under a Contract in substantially the form of the agreement set forth on Exhibit E of the Sale and Servicing Agreement, which Contract is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and is enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy or insolvency laws, and is not subject to any right of rescission, offset, counterclaim or other defense (including defenses arising out of violations of usury laws) of the Obligor against the Originator or the Seller or any other adverse claim;

(r) such Receivables, together with the Contracts related thereto, do not contravene any law, rule or regulation applicable thereto (including, without limitation, any Consumer Law);

(s) such Receivables are not subject to cross-collateralization provisions contained in contracts financed through other credit facilities, except where the holders of such contracts have agreed in writing, in form and substance satisfactory to the Note Purchaser and the Rating Agencies, to waive their rights to enforce such cross collateralization provisions and satisfactory subordination language exists to protect the interests of the Issuer and the Note Purchaser in the Receivables sold under the Purchase and Sale Agreement and the Sale and Servicing Agreement;

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(t) the Seller has good and marketable title thereto free and clear of any adverse claims;

(u) such Receivables are secured by new equipment or Eligible Used Equipment;

(v) such Receivables are denominated and payable only in United States dollars;

(w) the Obligor with respect to such Receivables has not been designated as “sub-standard” by the Servicer;

(x) the Obligor with respect to such Receivables is not an Affiliate of any Gehl Party;

(y) such Receivable was not previously an Eligible Receivable which became ineligible as a result of the modification of such Receivable by the Servicer in a manner proscribed by Section 4.2 of the Sale and Servicing Agreement, provided however, that in the event an Eligible Receivable becomes ineligible as a result of modifications unrelated to those proscribed in Section 4.2 of the Sale and Servicing Agreement, such Receivable may subsequently become an Eligible Receivable if the remaining criteria set forth in this definition are satisfied;

(z) the Amount Financed with respect to each such Receivable (other than Rental Fleet Receivables) does not exceed the lesser of (i) the customer invoice amount (including any tax and freight for the related Financed Equipment), and (ii) either (a) 125% times the Standard Trade Price for Obligors designated as “exceptional” by the Servicer, or (b) the sum of (A) 105% times the Standard Trade Price, and (B) any tax and freight for the Financed Equipment;

(aa) in the case of Rental Fleet Receivables, the Financed Equipment is intended for use in the Dealer’s rental fleet, and the amount financed does not exceed the cost paid by the Dealer for such Financed Equipment;

(bb) such Receivables are not subject to balloon payments due at maturity, unless the amount of such balloon payment is less than the outstanding balance of a fully amortizing straight-line 84 month loan;

(cc) such Receivables, as of the time of the sale to the Purchaser, (i) are not more than 60 days past due from the date of the original Contract governing such Receivables (without adjustments for rewrites and extensions); and (ii) have not been written off by the Originator in accordance with the Originator’s servicing practices and procedures;

(dd) except for Rental Fleet Receivables, no more than 10% of the aggregate Discounted Eligible Receivable Balance with respect to the Receivables from any single Obligor is more than 60 days past due;

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(ee) for Rental Fleet Receivables, no more than 25% of the aggregate Discounted Eligible Receivable Balance with respect to the Receivables from any single Obligor is more than 90 days past due;

(ff) other than those Obligors which have financed equipment with the Originator during the preceding five (5) years (and have not defaulted thereon), each Obligor has made its first Scheduled Receivable Payment in accordance with the terms of its Contract;

(gg) the Obligors of such Receivables are not the subject of a bankruptcy or similar proceeding;

(hh) such Receivable has an average term to maturity of not more than 72 months; and

(ii) no Receivables shall include Financed Equipment which satisfies the definition of a “trailer” or “motor vehicle” under applicable state law in the state of origination, unless the Note Purchaser shall have received from the Purchaser the following documents in form and substance reasonably acceptable to it: (i) a survey of the law in each jurisdiction in which such Receivables are located, which specifically describes all licensing and permitting requirements required to originate, own, service and transfer such Receivables; and (ii) a written opinion of counsel of the Seller, which counsel shall be a nationally recognized firm or such other firm as may be acceptable to the Note Purchaser, which confirms that the Company has satisfied all applicable licensing and permitting requirements under the law of the states in which Receivables were originated.

        “Eligible Used Equipment” means:

(a) equipment that was either (i) taken in trade by a Dealer or a Gehl Equipment Seller or (ii) sold under the Company’s or Mustang’s brand names and was sold out of a Dealer’s rental fleet or (iii) previously securing a Contract originated by a Dealer or a Gehl Equipment Seller and was since repossessed by such seller;

(b) equipment consisting of either construction or agricultural product lines; and

(c) equipment on which the term of the related Contract expires no later than ten (10) years from the model year of such equipment.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        “Event of Default” has the meaning specified in Section 5.1 of the Indenture.

        “Excess Concentration Amount” means the aggregate amount by which (without duplication), the Aggregate Principal Balance of Eligible Receivables sold to the Purchaser hereunder exceeds any of the concentration limits enumerated in the definition of “Aggregate Concentration Adjustment Amount”; provided, however, that in determining which Receivables to exclude for purposes of complying with any such concentration limit, the Seller shall exclude Receivables starting with those having the most recent origination dates.

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        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Executive Officer” means, with respect to any corporation, limited liability company or partnership, the general partner, managing member, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice-President, any Vice-President, the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer of such entity.

        “Facility Termination Date” means the earlier of (I) the Scheduled Maturity Date, (II) the date of the occurrence of a Funding Termination Event (other than a Funding Termination Event described in clause (vi) of the definition of Funding Termination Event) and (III) any anniversary of the Closing Date to the extent that the Note Purchaser has delivered notice of termination to the Issuer and the Seller no earlier than 60 days and no later than 45 days prior to such anniversary.

        “FDIC” means the Federal Deposit Insurance Corporation.

        “Fee Schedule” means that certain notice captioned “Schedule of Fees for Gehl-UBS Warehouse” from JPMorgan Chase Bank, National Association, as acknowledged by the Servicer as of February 24, 2005.

        “Final Distribution Date” means March 15, 2014.

        “Final Scheduled Payment Date” means the Payment Date occurring on or after the date that is four months after the Facility Termination Date.

        “Financed Equipment” means new or used agricultural or construction equipment and related parts, equipment, attachments or accessories sold on an installment basis together with all accessions thereto, securing the Obligor’s indebtedness under a Receivable.

        “Financial Statements” has the meaning set forth in Section 5.02(h) of the Note Purchase Agreement.

        “Funding Account” has the meaning specified in Section 2.03 of the Note Purchase Agreement.

        “Funding Date” shall mean the Business Day on which an Advance occurs.

        “Funding Termination Event” means the occurrence of any one of the following events, unless waived in writing by the Note Purchaser: (i) an Event of Default; (ii) failure by the Seller or the Servicer to repurchase any Receivable in accordance with the terms of the Sale and Servicing Agreement; (iii) the Company or an Affiliate thereof shall no longer be the Servicer under the Sale and Servicing Agreement; (iv) the Company is terminated as servicer under any other sale and servicing agreement relating to a term securitization or warehouse financing facility which has a maximum credit limit of five hundred thousand dollars ($500,000) or more (other than a term securitization or a warehouse financing facility, with respect to which the Company is only acting in the capacity of a third-party servicer and owns no residual interest therein and the related retail equipment installment sale contracts of which were not originated or purchased by the Company or its Affiliates); (v) failure by the Issuer or the Servicer to accept the proposed assignee in accordance with Section 8.03(b)(iii) of the Note Purchase Agreement (vi) the Notes shall be downgraded below BBB by Standard & Poor’s or below Baa3 by Moody’s or (vii) the Outstanding Amount of the Note shall exceed the notional amount of the Hedge Agreement for two (2) Business Days or more, and with respect to any of the forgoing, the Majority Noteholder shall have declared that a Funding Termination Event has occurred.

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        “GAAP” means generally U.S. accepted accounting principles occasioned by the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) from time to time, which principles shall be consistently applied during the time period referenced.

        “Gehl Equipment Seller” means the Gehl Company, and its Subsidiaries and Affiliates.

        “Gehl Finance Dealer Contract Purchase Agreement” means those contracts between the Company and its Dealers in substantially the forms attached as Exhibit F to the Sale and Servicing Agreement.

        “Gehl Parties” shall mean the Issuer, the Servicer, the Seller and the Originator and their assigns.

        “Governmental Authority” means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

        “Grant” means to mortgage, pledge, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, pursuant to the Indenture. To the extent not otherwise inconsistent with the Basic Documents, a Grant of the Collateral or of any agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

        “Green Guide” means the Green Guide published by Primedia Business Magazines & Media, Inc., or its successors and assigns used to determine the value of used equipment or such other source customarily used in the agricultural or construction equipment industry, as applicable, or to obtain such value.

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        “Hedge Agreement” means, an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rate, in each case in a notional amount equal to the principal amount of all Advances and in form and substance satisfactory to the Note Purchaser, including but not limited to the master agreement, between the Issuer and a Hedge Counterparty, and all schedules and confirmations in connection therewith; provided that the Rating Agency Condition shall have been satisfied with respect to such Hedge Agreement (other than an interest rate cap agreement).

        “Hedge Agreement Strike Rate” means the rate calculated in accordance with the Hedge Agreement which shall initially be 5.50% on the Closing Date.

        “Hedge Counterparty” means any entity acceptable to the Note Purchaser and the Issuer that enters into a Hedge Agreement with the Issuer.

        “Hedge Counterparty Scheduled Fees” means the fees due and owing to the Hedge Counterparty pursuant to the Hedge Agreement other than the Hedge Counterparty Termination Fees.

        “Hedge Counterparty Termination Fees” has the meaning assigned to such term in the Hedge Agreement.

        “Holder” or “Noteholder” means the Person in whose name a Note (or any portion thereof) is registered on the Note Register, which shall initially be UBS.

        “Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred by another Person on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

        “Indenture” means the Indenture dated as of February 24, 2005, among the Issuer, UBS, as Noteholder, and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        “Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Note, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

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        “Independent Accountants” shall have the meaning set forth in Section 4.11 of the Sale and Servicing Agreement.

        “Ineligible Receivable” means any Receivable other than an Eligible Receivable.

        “Initial Advance” means the first Advance that is funded on or after the Closing Date.

        “Information” shall have the meaning set forth in Section 5.10 of the Sale and Servicing Agreement.

        “Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

        “Intercreditor Agreement” means that certain Intercreditor and Lockbox Administration Agreement dated as of the Closing Date by and among the Originator, the Servicer, the Trustee, the financial institutions signatory thereto as “Contract Buyers” and the joinder parties from time to time signatory thereto.

        “Interest Period” means, with respect to the Note and any Payment Date, the Accrual Period most recently ended as of such Payment Date.

        “Invested Amount” means, with respect to any date of determination, the aggregate outstanding balance of the Note on such date of determination.

        “Investment Company Act” has the meaning set forth in Section 5.01(c) of the Note Purchase Agreement.

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        “Investment Earnings” means, with respect to any Payment Date and any Pledged Account, the investment earnings on Pledged Account Property and deposited into such Pledged Account during the related Accrual Period pursuant to Section 5.1(j) of the Sale and Servicing Agreement.

        “Issuer” means Gehl Funding LLC until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Note.

        “Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

        “LIBOR” means the rate for one-month deposits in U.S. dollars, which rate is determined on a daily basis by the Noteholder by reference to the British Bankers’ Association LIBOR Rates on Bloomberg (or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) on such date (or, if such date is not a Business Day, on the immediately preceding Business Day) at or about 11 a.m. New York City time; provided, however, that if no rate appears on Bloomberg on any date of determination, LIBOR shall mean the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 on any such date of determination; provided further, that if no rate appears on either Bloomberg or such Telerate Page 3750, on any such date of determination LIBOR shall be determined as follows:

        LIBOR will be determined at approximately 11:00 a.m., New York City time, on such day on the basis of (a) the arithmetic mean of the rates at which one-month deposits in U.S. dollars are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Noteholder and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time, if at least two (2) such quotations are provided, or (b) if fewer than two (2) quotations are provided as described in the preceding clause (a), the arithmetic mean of the rates, as requested by the Noteholder, quoted by three (3) major banks in New York City, selected by the Noteholder, at approximately 11:00 A.M., New York City time, on such day, one-month deposits in United States dollars to leading European banks and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time.

        “Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of an Obligor’s failure to pay an obligation.

        “Liquidated Receivable” means any Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Equipment or (ii) for which the related Financed Equipment has been repossessed and 90 days have elapsed since the date of such repossession or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars ($10.00) for 120 (or, if the related Financed Equipment has been repossessed, 210) or more days as of the end of a Accrual Period or (iv) with respect to which proceeds have been received which, in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable. For purposes of this definition, a Receivable shall be deemed a “Liquidated Receivable” upon the first to occur of the events specified in items (i) through (iv) of the previous sentence.

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        “Lockbox Account” means the account maintained by the Lockbox Bank pursuant to Section 4.2(b) of the Sale and Servicing Agreement.

        “Lockbox Agreement” means the Lockbox Control Agreement, dated as of February 24, 2005, by and among the Purchaser, the Seller, the Company, the Lockbox Bank and the Collateral Agent as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement, in form and substance acceptable to the Noteholder, among the Seller, the Company, the Purchaser, the Lockbox Bank and the Collateral Agent and any other appropriate parties.

        “Lockbox Bank” means M&I Marshall & Ilsley Bank, or such other depository institution named by the Company and acceptable to the Noteholder at which the Lockbox Account is established and maintained.

        “Loss Ratio” means on any date of determination, the sum for the current Accrual Period and each of the two immediately preceding Accrual Periods of the quotient of (i) the sum of (a) the aggregate discounted Principal Balance (discounted at the Portfolio Discount Rate) for all Receivables which have become either (x) more than 180 days delinquent during the any such Accrual Period or (y) have been placed on non-accrual by the Servicer during any such Accrual Period, minus (b) recoveries on Receivables that are more than 180 days delinquent or were placed on non-accrual during any such Accrual Period, divided by (ii) the Aggregate Discounted Eligible Receivable Balance as measured at the start of the current Accrual Period.

        “Losses” shall have the meaning set forth in Section 7.7 of the Sale and Servicing Agreement.

        “LTV Adjustment Amount” means, with respect to any date of determination for all Receivables the sum of (i) used equipment sold from a Dealer’s Rental Fleet less than six months in age, the product of (A) the excess of (i) the outstanding Principal Balance of each such Receivable at origination, over, (ii) 95% of the Standard Trade Price of the related Financed Equipment, times (B) remaining months to maturity divided by the original months to maturity, plus (ii) for equipment sold from a Dealer’s Rental Fleet between six months and twelve months in age, the aggregate amount of (A) the excess of (i) the outstanding Principal Balance of each such Receivable at origination, over, (ii) 90% of the Standard Trade Price of the related Financed Equipment, times (B) remaining months to maturity divided by the original months to maturity, plus (iii) for all other Eligible Used Equipment, the aggregate amount of (A) the excess of (i) the outstanding Principal Balance of each such Receivable at origination, over, (ii) the quick value at origination of the related Financed Equipment (or substantially similar equipment) securing such Receivable, provided that, such aggregate amount will be calculated in accordance with data as published in the Green Guide, times (B) remaining months to maturity divided by original months to maturity.

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        “Majority Noteholder” means the Holders of at least a majority of the Outstanding Amount of the Notes.

        “Material Adverse Change” means (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person and its Subsidiaries or Affiliates, or (ii) the ability of such Person to perform its obligations under any of the Basic Documents to which it is a party, (b) in respect of any Receivable, a material adverse change in (i) the value or marketability of such Receivable or (ii) the probability that amounts now or hereafter due in respect of such Receivable will be collected on a timely basis, in each case in a manner that materially and adversely affects the Noteholder or (c) the ability of the Trustee on behalf of the Noteholder to realize the benefits of the security afforded under the Basic Documents.

        “Maximum Invested Amount” means $150,000,000, provided, however that the Company may reduce the Maximum Invested Amount in accordance with the Note Purchase Agreement.

        “Moody’s” means Moody’s Investors Service, Inc., or its successor.

        “Net Borrowing Base” means, as of any date of determination, an amount equal to the Borrowing Base less any Available Funds (including any Eligible Investments) on deposit in the Collection Account.

        “Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized (including, but not limited to, amounts realized from Dealer Reserve Amounts) with respect to such Receivable (other than amounts withdrawn from the Reserve Account) net of (i) reasonable expenses incurred by the Servicer (in the case of the Backup Servicer as successor Servicer, on an aggregate basis) in connection with the collection of any Receivable and the repossession and disposition of any Financed Equipment and the reasonable cost of legal counsel incurred in connection with the enforcement of a Liquidated Receivable (including any amounts payable to Subservicers) and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that in the case of the initial Servicer, the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

        “Note” means the floating rate Variable Funding Note, substantially in the form of the Note set forth in Exhibit A-1 to the Indenture and shall include any Note issued upon any assignment, transfer, or exchange of such Note.

        “Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

        “Note Interest Rate” means for any day during the Interest Period the sum of (i) the lesser of (x) LIBOR and (y) the Hedge Agreement Strike Rate for such day and (ii) the Applicable Margin; provided, however, that the Note Interest Rate will in no event be higher than the maximum rate permitted by law.

        “Note Paying Agent” means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Note on behalf of the Issuer.

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        “Note Purchase Agreement” means the Note Purchase Agreement dated as of February 24, 2005, among UBS, the Issuer and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        “Note Purchaser” means UBS and its successors and permitted assigns.

        “Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4 of the Indenture.

        “Noteholder” means the Person in whose name a Note is registered on the Note Register, as of the immediately preceding Record Date.

        “Noteholder’s Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Noteholder’s Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Noteholder’s Interest Distributable Amount.

        “Noteholder’s Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Noteholder’s Monthly Interest Distributable Amount for such Payment Date and the Noteholder’s Interest Carryover Shortfall for such Payment Date, if any, plus interest on the Noteholder’s Interest Carryover Shortfall, to the extent permitted by law, at the Note Interest Rate for the related Interest Period(s), from and including the preceding Payment Date to, but excluding, the current Payment Date.

        “Noteholder’s Monthly Cap Distributable Amount” means, with respect to any Payment Date, the sum for each day during the related Interest Period of the product of (i) the excess of LIBOR over the Hedge Agreement Strike Rate for each day during such Interest Period, (ii) the Invested Amount for each day during such Interest Period and (iii) 1/360.

        “Noteholder’s Monthly Interest Distributable Amount” means, with respect to any Payment Date, the sum for each day during the related Interest Period of the product of (i) the Note Interest Rate for each day during such Interest Period, (ii) the Invested Amount for each day during such Interest Period and (iii) 1/360.

        “Noteholder’s Principal Distributable Amount” means, with respect to any Payment Date (other than the Final Scheduled Payment Date) either (A) prior to the Facility Termination Date, the Borrowing Base Deficiency, if any, or (B) upon the earlier of (i) the Facility Termination Date and (ii) the date on which the Invested Amount of the Note is equal to or less than 20% of the aggregate amount of the Advances made over the life of the Note, an amount equal to the lesser of (i) amount on deposit in the Collection Account subsequent to payments made under Sections 5.6(c)(i) through 5.6(c)(v) of the Sale and Servicing Agreement and (ii) the aggregate outstanding principal amount of the Note. The Noteholder’s Principal Distributable Amount on the Final Scheduled Payment Date will equal to the aggregate outstanding principal amount of the Note.

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        “Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Equipment and any other Person who owes payments under the Receivable.

        “Officer’s Certificate” means a certificate signed by an Executive Officer of the Originator, the Seller, the Purchaser or the Servicer, as appropriate.

        “Opinion of Counsel” means a written opinion of counsel who may be but need not be counsel to the Purchaser, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Trustee and the Noteholder and which opinion shall be reasonably acceptable in form and substance to the Trustee and to the Noteholder.

        “Originator” means Gehl Company, a Wisconsin corporation.

        “Originator Indemnified Party” shall have the meaning set forth in Section 7.7 of the Sale and Servicing Agreement.

        “Originator’s Underwriting Practices and Procedures” means, as of the Closing Date, the underwriting practices and procedures as approved by the Noteholder and which were established by the Originator and used in the ordinary course of business by the Originator and its Dealers in originating Receivables, determining the credit worthiness of Obligors and establishing the amount and terms of each Obligor’s credit line. Such term shall also include any subsequent written policy which reflects the Originator’s underwriting and origination practices and procedures.

        “Other Conveyed Property” means all property conveyed by the Seller to the Purchaser pursuant to Section 2.1 (a) of the Sale and Servicing Agreement and Section 2 of each Assignment.

        “Outstanding” means, as of the date of determination, the Note theretofore authenticated and delivered under the Indenture except:

(i) the Note theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) the Note the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Note Paying Agent in trust for the Holder of the Note (provided, however, that if the Note is to be prepaid, notice of such prepayment has been duly given pursuant to this Indenture, satisfactory to the Trustee); and

(iii) the Note in exchange for or in lieu of another Note which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any Note is held by a bona fide purchaser.

        “Outstanding Amount” means the aggregate principal amount of all Notes outstanding at the date of determination.

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        “Payment Date” means, with respect to each Accrual Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on April 15, 2005.

        “Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        “Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

        “Pledged Account Property” means the Pledged Accounts, all amounts and investments held from time to time in any Pledged Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

        “Pledged Accounts” has the meaning assigned thereto in Section 5.1(f) of the Sale and Servicing Agreement.

        “Portfolio Discount Rate” shall mean a rate equal to the sum of the (i) the relevant Hedge Agreement Strike Rate, and (ii) 1.85% per annum.

        “Principal Balance” of a Receivable, as of the close of business on the last day of an Accrual Period, means the Amount Financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78‘s Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable.

        “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

        “Purchase Amount” means, on any date of determination with respect to a Defective Receivable, the net present value of the remaining payments on such Receivable discounted using the Portfolio Discount Rate.

        “Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of February 24, 2005, between the Company, as the Seller, and Gehl Receivables LLC, as the Purchaser.

        “Purchase Price” means, with respect to each Receivable and related Other Conveyed Property transferred to the Purchaser on the Closing Date or on any Funding Date, an amount equal to the Principal Balance of such Receivable as of the Closing Date or such Funding Date, as applicable.

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        “Purchased Receivable” means any Receivable repurchased as of the close of business on the last day of an Accrual Period by the Servicer pursuant to Section 4.7 of the Sale and Servicing Agreement or repurchased by the Seller pursuant to Section 3.3 or Section 3.5 of the Sale and Servicing Agreement.

        “Purchaser”means Gehl Funding LLC.

        “Purchaser Property” means the Receivables and Other Conveyed Property, together with certain monies received after the related Cutoff Date, the Receivables Insurance Policies, the Collection Account (including all Eligible investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under the Sale and Servicing Agreement.

        “Qualified Institution” means a depository institution organized under the laws of the United States of America or any one of the States thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervisions and examination by federal or state banking authorities which at all times satisfies the long term and short term ratings as required by the Rating Agencies and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

        “Rating Agency” means each of Moody’s and Standard & Poor’s, and any successors thereof. If no such organization or successor maintains a rating on the Note, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Noteholder, notice of which designation shall be given to the Trustee and the Servicer.

        “Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten (10) days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Note Purchaser and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Note.

        “Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds allocable to principal thereof.

        “Receivable” means each Contract for Financed Equipment which is listed on the Schedule of Receivables and is an Eligible Receivable at the time of its transfer under the Purchase and Sale Agreement and the Sale and Servicing Agreement, as the case may be, and all rights and obligations thereunder (other than Receivables that shall have become Purchased Receivables).

        “Receivable Files” means the documents specified in Section 3.4(a) of the Sale and Servicing Agreement.

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        “Receivables Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 of the Sale and Servicing Agreement) benefiting the holder of the Receivable providing loss or physical damage, theft, mechanical breakdown or similar coverage with respect to the Financed Equipment or the Obligor.

        “Record Date” means, with respect to a Payment Date, the close of business on the day three (3) days prior to such Payment Date.

        “Related Receivables” means, with respect to a Funding Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by the Seller with respect to such Funding Date.

        “Release Request” shall have the meaning set forth in Section 3.6 of the Sale and Servicing Agreement.

        “Rental Fleet Receivables” means Receivables secured by Financed Equipment purchased by Dealers for use in a rental fleet.

        “Repossessed Receivable” means a Receivable with respect to which the earlier to occur of (i) the date the Financed Equipment is actually repossessed and (ii) 30 days after the date the Financed Equipment is authorized for repossession.

        “Repurchase Price” has the meaning specified in Section 5.9 of the Sale and Servicing Agreement.

        “Required Reserve Account Amount means, on any date of determination, an amount equal to the sum of (i) the greater of (x) 1.0% of the sum of the aggregate amount advanced on each Funding Date (including the Closing Date), provided however that such amount shall not exceed $1,500,000, and (y) 2% of the Outstanding Amount; plus (ii) the Cash Reserve Amount.

        “Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

        “Responsible Officer” means, in the case of the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, vice-president, assistant vice-president or managing director, the secretary, and assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

        “Rule of 78‘s Receivable” means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related retail installment sale contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the method commonly referred to as the “Rule of 78‘s” method or the “sum of the months’ digits” method or any equivalent method.

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        “Rule 144A Information” has the meaning set forth in Section 3.25 of the Indenture.

        “Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of February 24, 2005, among the Purchaser, the Originator, the Seller, the Servicer, the Backup Servicer, the Custodian and the Trustee, as the same may be amended or supplemented from time to time.

        “Scheduled Maturity Date” means February 15, 2008, or such later date as agreed upon pursuant to Section 2.05 of the Note Purchase Agreement.

        “Schedule of Receivables” means the Schedule of all Receivables purchased by Seller pursuant to the Purchase and Sale Agreement and each Sale Assignment thereunder and purchased by the Purchaser pursuant to the Sale and Servicing Agreement and each Assignment which is attached as Schedule A to the Sale and Servicing Agreement, as amended or supplemented by each Addition Notice and otherwise from time to time in accordance with the terms of the Sale and Servicing Agreement, the Purchase and Sale Agreement or the related Assignment or Sale Assignment, as applicable.

        “Scheduled Receivable Payment” means, with respect to any Receivable, the amount set forth in the related Contract as the amount required to be paid by the Obligor for each Accrual Period. If after the Closing Date, the amount required to be paid by the Obligor under a Contract has been modified so as to differ from the amount originally specified in such Contract (i) as a result of the order of a court in an insolvency proceeding involving the Obligor or (ii) as a result of modifications or extensions of the Receivable as permitted by Section 4.2 of the Sale and Servicing Agreement, the Scheduled Receivable Payment for such Receivable shall refer to the Obligor’s payment obligation as so modified.

        “Secured Obligations” means all amounts and obligations which the Issuer may at any time owe to, or on behalf of, the Trustee for the benefit of the Noteholder under the Indenture or the Note.

        “Secured Parties” means each of the Trustee, the Note Purchaser, and the Back-up Servicer in respect of the Secured Obligations.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Seller” means Gehl Receivables LLC, a Delaware limited liability company.

        “Servicer” means Gehl Company in its capacity as the servicer of the Receivables, and each successor Servicer pursuant to Section 9.3 of the Sale and Servicing Agreement.

        “Servicer Delinquency Ratio” means, as of any date of determination, the average, for the three (3) months preceding such date of determination, of the aggregate principal balance of all receivables which are more than sixty (60) days contractually past due that are serviced by the Servicer divided by the aggregate principal balance of all receivables serviced by the Servicer.

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        “Servicer Extension Notice” has the meaning specified in Section 4.15 of the Sale and Servicing Agreement.

        “Servicer Financial Threshold Event” shall occur on any date of determination as determined by the Noteholder on which the book equity of the Servicer is less than $115,000,000.

        “Servicer Pool Loss Ratio” means on any date of determination, the sum for the current Accrual Period and each of the two immediately preceding Accrual Periods of (i) the quotient of (a) aggregate principal balance of all receivables serviced by the Servicer (irrespective of whether such receivables are subject to the transactions contemplated by the Basic Documents), and which have become either (x) more than 180 days delinquent during any such Accrual Period or (y) have been placed on non-accrual by the Servicer during any such Accrual Period, minus (b) recoveries on all such receivables serviced by the Servicer that are more than 180 days delinquent or were placed on non-accrual during any such Accrual Period, divided by (ii) the aggregate principal balance of all receivables serviced by the Servicer at the start of the current Accrual Period.

        “Servicer Termination Event” means an event specified in Section 9.1 of the Sale and Servicing Agreement.

        “Servicer’s Certificate” means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit G to the Sale and Servicing Agreement.

        “Servicing Fee” has the meaning specified in Section 4.8 of the Sale and Servicing Agreement.

        “Servicing Fee Percentage” means 1.0%, provided that if Backup Servicer is the Servicer, the Servicing Fee Percentage shall be as set forth in the Backup Servicer Fee Letter.

        “Servicing Officer” means any Person whose name appears on a list of Servicing Officers delivered to the Trustee and the Noteholder, as the same may be amended, modified or supplemented from time to time.

        “Simple Interest Method” means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

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        “Simple Interest Receivable” means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

        “Standard & Poor’s” “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

        “Standard Trade Price” means the list price less the standard trade discount.

        “State” means any one of the 50 states of the United States of America or the District of Columbia.

        “Subservicer” has the meaning set forth in Section 8.4 of the Sale and Servicing Agreement.

        “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other equity interest having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.

        “Taxes” has the meaning set forth in Section 3.05 of the Note Purchase Agreement.

        “Term” has the meaning set forth in Section 2.05 of the Note Purchase Agreement.

        “Termination Date” means the date on which the Trustee shall have received payment and performance of all Secured Obligations but in no event shall be later than March 15, 2015.

        “341 Hearing” means the judicial hearing in which a person subject to a Chapter 7 Insolvency Event has presented his plan of reorganization to the bankruptcy court and all of his creditors.

        “Trust Estate” means all money, instruments, rights and other property that are subject to the lien and security interest of the Indenture for the benefit of the Noteholder (including all Collateral Granted to the Trustee), including all proceeds thereof.

        “Trustee” means JPMorgan Chase Bank, National Association, a national banking association, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

        “Trustee Fee” means (A) the fee payable to the Trustee on each Payment Date as set forth in the Fee Schedule, and (B) any other amounts payable to the Trustee pursuant to the Fee Schedule.

        “UBS” means UBS Real Estate Securities Inc.

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        “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

        “Unused Facility Fee” has the meaning set forth in Section 3.02 of the Note Purchase Agreement.

        “Weighted Average Life” means with respect to any pool of Receivables, the average maturity of the principal component of the Scheduled Receivable Payments for such Receivables.

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